EXHIBIT 10.1

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

CANCER RESEARCH UK

and

CANCER RESEARCH TECHNOLOGY LIMITED

and

ASTERIAS BIOTHERAPEUTICS, INC.

CLINICAL TRIAL AND OPTION AGREEMENT

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2
2.	PROGRESS DEVELOPMENT WORK	12
3.	CONDUCT OF THE CLINICAL TRIAL AND SPONSORSHIP	15
4.	COMPANY’S OBLIGATIONS	17
5.	CONFIDENTIALITY/PUBLICATION	19
6.	INTELLECTUAL PROPERTY RIGHTS	21
7.	OPTION	25
8.	WARRANTIES AND LIMITS OF LIABILITY	26
9.	INDEMNITIES	27
10.	ASSIGNMENT	29
11.	TERM AND TERMINATION	29
12.	CONSEQUENCES OF TERMINATION	31
13.	DISPUTE RESOLUTION	32
14.	NOTICES	33
15.	WAIVER	34
16.	FORCE MAJEURE	34
17.	SEVERABILITY	35
18.	ENTIRE AGREEMENT	35
19.	AMENDMENT	35
20.	PUBLIC ANNOUNCEMENTS	35
21.	PAYMENTS	35
22.	DATA PROTECTION	36
23.	THIRD PARTY RIGHTS	36
24.	EXECUTION	36

Schedule 1	Company Patent Rights
Schedule 2	Report Synopsis Headings
Schedule 3	Safety Information
Schedule 4	Licence
Schedule 5	No Fault Compensation Scheme
Schedule 6	CRT Licence
Schedule 7	Third Party Licences and Payments
Schedule 8	Development Work Plan
Schedule 9	Additional Studies
Schedule 10	Form of Progress Report
Schedule 11	Clinical Protocol Summary

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

THIS AGREEMENT is made the 8th day of September, 2014

BETWEEN:

CANCER RESEARCH UK a company limited by guarantee registered under number 4325234 and a charity registered under number 1089464 of Angel Building, 407 St. John Street, London, EC1V 4AD, England (the “Charity”);

CANCER RESEARCH TECHNOLOGY LIMITED a company registered in England and Wales with number 1626049 and registered office at Angel Building, 407 St. John Street, London, EC1V 4AD, England (“CRT”); and

ASTERIAS BIOTHERAPEUTICS, INC., a Delaware company with principal place of business at 230 Constitution Drive, Menlo Park, CA94025, USA (the “Company”).

WHEREAS:

(A)	The Company has the right to conduct research and clinical testing on the IMP (as defined below). At this time, the Company does not intend to undertake any further development of the Product except as provided in this Agreement.

(B)	The Charity's charitable objects are to protect and promote the health of the public in particular by research into the nature, causes, diagnosis, prevention, treatment and cure of cancer, including development of findings of research into practical applications.

(C)	The Charity has expertise in the clinical evaluation of novel anti-cancer agents and considers that the Product has the potential to be a valuable drug that could be applied for the treatment of cancer. Accordingly, the Charity is interested in undertaking the development of the Product at its own cost. As the development is to be undertaken in pursuance of the Charity's charitable objects, the Charity will have the right to publish the results of such development work.

(D)	On completion of the Charity’s development work, the Company will have the option to take a licence to the results thereof with a view to the Company developing the Product further. If the Company does not wish to take a licence to such results, then CRT shall have the right to take a licence to the Company's rights in and to the Product and Related Products to enable it to find an alternative partner to develop them further.

(E)	CRT is a wholly owned subsidiary of the Charity and is, by arrangement with the Charity, responsible for the management, exploitation and commercialisation of intellectual property generated by the Charity or using funding from the Charity and the Charity has assigned and will assign such intellectual property to CRT for such purpose. CRT remits all its taxable profits to the Charity.

(F)	The Company, CRT and the Charity have therefore agreed to enter into this Agreement to enable the Charity to undertake the development of the IMP subject to the following terms and conditions:

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1
In this Agreement the words and phrases set out below shall, unless the context requires otherwise, have the corresponding meaning attributed to them below. In addition, any words and phrases in this Agreement which are not defined below, but which are defined in the CTD, shall have the meaning attributed to them in the CTD.

“Additional Studies”
means any biomarker, manufacturing, purity, toxicology, imaging or combination studies, or any other exploratory or pre-clinical in vitro or in vivo studies commenced after the Effective Date and associated with any part of the Product, or carried out in support of the clinical trial conducted pursuant to this Agreement, where such studies are performed by or on behalf of the Charity, including those described in Schedule 9 (as the same may be amended from time to time by the Charity).

“Affiliate”
means an entity that, whether now or in the future, Controls, is Controlled by or is under common Control with a Party. For the purpose of this definition only, “Control” means the possession (directly or indirectly) of fifty per cent or more of the voting stock or other equity interest of a subject entity with the power to vote, or the power in fact to control the management decisions of such entity through the ownership of securities or by contract or otherwise and “Controls” and “Controlled by” shall be construed accordingly.

“this Agreement”	means this agreement and each of the Schedules to it as amended from time to time in accordance with Clause 19.

“Case Report Forms”	means a record of the data and other information gathered on each Clinical Trial Subject pursuant to the Protocol.

“Cell Line”	means ***.

“Charity’s Standard Operating Procedures”
means the documents in use by the Drug Development Office of the Charity from time to time that are designated as standard operating procedures and which describe the procedures that must be followed to complete various tasks.

“Chief Investigator”	means the person who will lead and co-ordinate the work of the Clinical Trial overall where the Clinical Trial is to be carried out at more than one site.

“Clinical Trial”	means the Phase I/II clinical trial described in the Protocol to be conducted under the Sponsorship of the Charity, the manufacture of IMP to be conducted by the Charity, and any Additional Studies.

“Clinical Trial Database Lock Date”
means the date when the clinical research database relating to the Clinical Trial is locked (after the Clinical Trial Results have been cleaned but excluding any Long Term Survival Data) in accordance with the Charity’s Standard Operating Procedures.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Clinical Trial Legislation”
means all laws and regulations from time to time in force applicable to the performance of the Clinical Trial, including the CTD, the Human Rights Act 1998, the Data Protection Act 1998, the Medicines Act 1968, the Medicines for Human Use (Clinical Trials) Regulations 2004, and the Human Tissue Act 2004.

“Clinical Trial LPFV Date”	means the date when the final Clinical Trial Subject in the Clinical Trial attends their first study visit. The Clinical Trial LPFV Date may be further defined in the Protocol.

“Clinical Trial Results”
means all Know-How, data, information and results Controlled by the Charity or CRT and arising from the Clinical Trial, including the contents of each Progress Report, the Final Report, Case Report Forms and associated Data Listings and any other updates that may be agreed by the Parties from time to time.

“Clinical Trial Subject”	means any person who is enrolled in the Clinical Trial either as a recipient or planned recipient of the Investigational Medicinal Product or as a control.

“Commencement Date”	means the date first written above.

“Company Combination Patent Rights”
means those Patent Rights owned by or licensed to the Company which claim the use of the Product in combination with one or more other anti-cancer agents or therapies and all Patent Rights deriving priority from them.

“Company Intellectual Property”	means the Company Patent Rights, and all rights in the Company Know-How, the Investigational Medicinal Product and the Company Materials.

“Company Know-How”
means such Know-How in the Company’s possession relating to the Product and/or Investigational Medicinal Product (and any constituents thereof), including: (i) any safety and toxicological data; (ii) information relating to the manufacturing/production; (iii) information relating to quality; (iv) information relating to safe and proper handling, storage and use; (v) information that the Company is required to disclose to the Charity pursuant to the Technology Transfer Plan; and (vi) any other data which is relevant to the efficient performance of the Clinical Trial and/or would make the Investigational Medicinal Product in any way easier to make; and (vii) any other data that would make the Product more useful, more valuable or in any way improve its prospects for development or commercialisation.

“Company Materials”	means the Cell Line and other Materials to be provided by the Company to the Charity pursuant to this Agreement including those set out the Technology Transfer Plan.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Company Owned Intellectual Property”	means the Company Owned Patent Rights, and the Company’s rights in the Company Materials, Investigational Medical Product and the Company Know-How

“Company Owned Patent Rights”
means (i) those Patent Rights listed in Schedule 1A; (ii) those Patent Rights owned by the Company (including those arising after the Commencement Date) which would be infringed by the unauthorised manufacture, use or sale in, or importation into, the relevant country of the Product, Related Products and/or Investigational Medicinal Product; and (iii) all Patent Rights deriving priority from (i) and (ii).

“Company Patent Rights”
means (i) those Patent Rights listed in Schedule 1; (ii) those Patent Rights owned by or licensed to the Company (including those arising after the Commencement Date) which would be infringed by the unauthorised manufacture, use or sale in, or importation into, the relevant country of the Product, Related Products and/or Investigational Medicinal Product; and (iii) all Patent Rights deriving priority from (i) and (ii).

“Confidential Information”
means all information designated as confidential by any Party in writing, together with all other information which relates to the business, affairs, technology, products, developments, trade secrets, Know-How, manufacturing methods, product specifications personnel, customers, agents, distributors and suppliers of any Disclosing Party, or information which may reasonably be regarded as the confidential information of the Disclosing Party. Subject to the terms of any licence agreement entered into in relation to them, the Clinical Trial Results shall be the Confidential Information of the Charity and CRT.

“Control”
means, with respect to Intellectual Property Rights, possession of the ability (whether through ownership or licence, other than a licence granted under this Agreement) to grant the licences or sublicences or make the assignments as provided herein without violating the terms of any agreement or other arrangement with any third party.

“Contributors”
means the Chief Investigator, the Principal Investigator(s), the Sub-Investigators, the Experts, the NHS Trust(s) involved in the Clinical Trial, any sub-contractor of the Charity and/or any academic or not-for-profit entity involved in the Clinical Trial.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Costs”
means all actual prepaid and committed costs and expenses incurred from time to time in connection with the Clinical Trial, including, for the avoidance of doubt, the internal personnel costs of the Charity and the Charity’s Biotherapeutics Development Unit (BDU).

“CTD”	means the European Clinical Trials Directive (Directive 2001/20/EC) and national legislation implementing such Directive, as the same may be amended from time to time.

“Data Listings”	means the computer generated data listings produced by the Charity detailing all anonymised patient data collected under the Clinical Trial other than the Long Term Survival Data.

“Declaration of Helsinki”	means the 2008 version of the Helsinki Declaration of the World Medical Association.

“Development Work”	means the process development and manufacturing scale-up work to be carried out by the Company to determine a Product Manufacturing Process.

“Development Work Plan”	means the work plan in Schedule 8 setting out the Development Work along with the projected timelines for that work and any amendments to the same made in accordance with Clause 2.3.

“Disclosing Party”	has the meaning specified in Clause 5.1.

“Duke Licence”	means the License Agreement between Duke University and Merix Bioscience, effective January 10, 2000, as amended effective July 28, 2003,

“Ethics Committee”	has the meaning given to it in the CTD.

“Exclusive Results”
means those Clinical Trial Results and the Intellectual Property Rights therein that directly relate to and only to the Product and Related Products. Exclusive Results shall not include any assay methodology, formulation-related results or biomarker results which do not directly relate to and only to the Product and/or Related Products.

“Exercise Notice”	has the meaning specified in Clause 7.1.

“Expert”
means any member of the Charity’s expert committees or any other person not being an employee of the Charity whom the Charity may engage from time to time to advise the Charity on the Clinical Trial or to assist with the Product Manufacturing Process at the Charity’s Biotherapeutics Development Unit.

“Field”	means use of the Product in immunotherapy applications using ***

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Final Report”	means a Report Synopsis, unless, pursuant to Clause 3.11, a Full Clinical Study Report is prepared by the Charity instead of a Report Synopsis.

“Financial Year”	means the period commencing on January 1 and ending on December 31.

“Full Clinical Study Report”
means a full clinical study report in relation to the Clinical Trial written by or on behalf of the Charity in accordance with the Charity’s Standard Operating Procedures and which meets the standards of the ICH Guidelines for Structure and Content of Clinical Study reports as per ICH Topic E3 dated July 1996 except that Long Term Survival Data will not be included in the report.

“Full CS Report Fee”	has the meaning given to it in Clause 3.11.

“Good Manufacturing Practice”
means the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use as defined in: (i) the CTD; (ii) European Community Directive 2003/94/EC; (iii) European Community Directive 2005/28/EC; (iv) Eudralex Volume 4: ‘EU Guidelines to Good Manufacturing Practice, Medicinal Products for Human and Veterinary Use, Part II Basic Requirements for Active Substances used as Starting Materials’, ICHQ7a Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients and ‘EU Guidelines to Good Manufacturing Practice Medicinal Products for Human and Veterinary Use, Annex 13: Investigational Medicinal Products’; and (v) any national legislation implementing the aforementioned Directives and any relevant guidance relating thereto.

“hTERT Antigen”	means a human telomerase antigen.

“hTERT Licensed Patents”	means the patent rights listed in Schedule 1B, which were licensed to Company under the hTERT Licence.

“hTERT Licence”	means the Exclusive Sublicense Agreement between Geron Corporation and Company, effective October 1, 2013, a copy of which has been provided to the Charity.

“ICH GCP”
means the latest version from time to time of the International Conference on Harmonisation (ICH) Tripartite Guidelines, Good Clinical Practice (CPMP/ICH/135/95) together with such other good clinical practice requirements as are specified in the CTD and in Commission Directive 2005/28/EC and in any other regulations relating to medicinal products for human use and in any guidance published by the European Commission pursuant to such Directives or regulations.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Immunomic/JHU Licensed Patents”	means the patent rights listed in Schedule 1G, which were licensed to Immunomic Therapeutics under the JHU License, and subsequently sublicensed to Company as result of the Immunomic License.

“Immunomic Licence”	means the Exclusive License Agreement between Geron Corporation and Immunomic Therapeutics Inc effective October 31, 2006, which was subsequently assigned by Geron Corporation to Company effective October 1, 2013, a copy of which has been provided to the Charity.

“Independent Opinion”	means the opinion of an independent expert in the field of valuation of intellectual property in a similar field to the Company Intellectual Property, appointed by agreement between the Parties or in default of such agreement within twenty one (21) days of a Party seeking in writing to the others to appoint such expert, by the President for the time being of the Association of the British Pharmaceutical Industry (ABPI) in England and Wales, referred to at Clause 13.1.

“Intellectual Property Rights”	means all Patent Rights, Know-How, copyright, database rights, design rights, moral rights, rights in trade names, logos and trade and service marks, domain names, rights in Materials and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of them which may subsist anywhere in the world, whether or not any of them are registered, including any application for registration of any of them.

“Investigational MedicinalProduct” or “IMP”	means the pharmaceutical formulation of the Product suitable for use in the Clinical Trial.

“Investigational Medicinal Product Dossier”	means a dossier relating to the Investigational Medicinal Product which accompanies a request for clinical trial authorisation to conduct the Clinical Trial from a Regulatory Authority. The Investigational Medicinal Product Dossier shall include a specification of the IMP.

“Isis Licensed Patents”	means the patent rights listed in Schedule 1D, which were licensed to Company under the Isis Licence.

“Isis Licence”	means the Exclusive License Agreement between Geron Corporation and Isis Innovation Limited effective March 23, 2006, which was subsequently assigned by Geron Corporation to Company effective October 1, 2013, a copy of which has been provided to the Charity.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“JHU Licence”	means the Exclusive License Agreement between Johns Hopkins University and Immunomic Therapeutics effective September 26, 2006.

“Know-How”	means all technical and other information which is not in the public domain, including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, inventions, methods, models, designs for experiments and tests and results of experimentation and testing, processes, specifications and techniques, laboratory records, clinical data, reports, manufacturing data and information contained in submissions to Regulatory Authorities.

“Licence”	means a licence to the Clinical Trial Results and any Intellectual Property Rights therein in the form attached at Schedule 4. Such licence shall be exclusive in respect of the Exclusive Results, and non-exclusive in relation to the Non-Exclusive Results. For the avoidance of doubt, neither CRT nor the Charity shall have any obligation to supply any Materials to the Company pursuant to any Licence.

“Long Term Survival Data”	means any ongoing survival data for Clinical Trial Subjects that the Charity collects after the completion of the interventional component of the Clinical Trial.

“Losses”	means losses, damages, costs and expenses (including reasonable legal costs and expenses).

“Materials”	means any chemical or biological substances including any: organic or inorganic element or compound; nucleotide or nucleotide sequence including DNA and RNA sequences gene; vector or construct including plasmids, phages, bacterial vectors, bacteriophages and viruses; host organism including bacteria, fungi, algae, protozoa and hybridomas; eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression systems; protein including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or a peptide enzyme or antibody; drug or pro-drug; assay or reagent; any plasma or tissue; or any other genetic or biological material or micro-organism or any transgenic animal.

“Merix/Duke Licensed Patents”	means the patent rights listed in Schedule 1E, which were licensed to Merix Bioscience under the Duke License, and were subsequently sublicensed to Company under the Merix License.

“Merix/Rockefeller Licensed Patents”	means the patent rights listed in Schedule 1F, which were licensed to Merix Bioscience under the Rockefeller License, and were subsequently sublicensed to Company under the Merix License.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Merix Licence”	means the Exclusive License Agreement between Geron Corporation and Merix Bioscience (now Argos Therapeutics) effective March 6, 2004, and subsequently assigned by Geron Corporation to Company effective October 1, 2013, a copy of which has been provided to the charity.

“Non-Exclusive Results”	means those Clinical Trial Results that are not Exclusive Results (and all Intellectual Property Rights therein), including all assay methodology, formulation-related results or biomarker results.

“Option”	has the meaning specified in Clause 7.1.

“Option Fee”	means the sum of *** less the amount of any Full CS Report Fee actually paid by the Company to CRT under Clause 3.11 and excluding VAT or other applicable sales tax.

“Option Period”	has the meaning specified in Clause 7.1.

“Party”	means any party to this Agreement and “Parties” means all of them.

“Patent Rights”	means any patent applications, patents, author certificates, inventor certificates, utility models, and all foreign counterparts of them and includes all divisionals, renewals, continuations, continuations-in-part, extensions, reissues, substitutions, confirmations, registrations, revalidations and additions of or to them, as well as any Supplementary Protection Certificate, or any like form of protection (including any pediatric, orphan drug or other exclusivity granted by a Regulatory Authority beyond the expiry of the original patent expiration date).

“Principal Investigator”	means the person who will lead and co-ordinate the work of the Clinical Trial at a particular Clinical Trial site.

“Post Development Meeting”	has the meaning given in Clause 2.7.

“Product”	means the Company’s cell based therapeutic agent known as AST-VAC2 which comprises ***.

“Product Manufacturing Process”	means a reproducible process for the manufacture and quality testing of the IMP in accordance with Good Manufacturing Practice and which meets the requirements in the Transfer Criteria and the process specifications in the Technology Transfer Plan on a scale and standard suitable to enable the Charity to produce sufficient quantities of IMP to conduct the Clinical Trial.

“Progress Report”	means a report on the status of the Clinical Trial in the format set out in Schedule 10, or in such other format as is the Charity’s standard practice at the relevant time in respect of a clinical trial at the same stage, and of the same scope, as the Clinical Trial.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Protocol”	means the clinical trial protocol to be prepared by the Charity and the Chief Investigator in accordance with the criteria described in Schedule 11, as may be amended from time to time by the Charity in accordance with Clause 3.6.

“Recipient Party”	has the meaning specified in Clause 5.2.

“Regulatory Authority”	means any local, national or supra-national agency, authority, department, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) or any government of any country as shall have jurisdiction over the Clinical Trial or any part of it or over any activity of the Parties in connection with the Clinical Trial. Regulatory Authority includes, but is not limited to, the United Kingdom Medicines and Healthcare products Regulatory Agency (MHRA), the United States Food and Drug Administration (FDA) and the European Medicines Agency (EMEA).

“Related Product”	means a cell based therapeutic agent which is not a Product but which ***.

“Report Synopsis”	a summary of the results of the Clinical Trial written by or on behalf of the Charity in accordance with the Charity’s Standard Operating Procedures in a form substantially similar to the format set out in Schedule 2 and the format of the clinical study synopsis set out in Annex I of ICH Topic E3 of the ICH Guidelines for Structure and Content of Clinical Study reports dated July 1996. The Report Synopsis shall not include or contain any additional documents or any appendices, exhibits or annexes nor shall it include or contain any Data Listings, Case Report Forms or any raw data comprised within the Clinical Trial Results or cover any Long Term Survival Data.

“Rockefeller Licence”	means the License Agreement between Rockefeller University and Merix Bioscience, effective June 27, 2001, as amended June 29, 2001.

“Specification”	means the specification of the IMP detailed in the Investigational Medicinal Product Dossier.

“Signature Period”	means the period of *** commencing on:

(i)	in the event that the Charity does not prepare a Full Clinical Study Report pursuant to Clause 3.11, the Company’s receipt of the Data Listings pursuant to Clause 7.3; or

(ii)	in the event that the Charity prepares a Full Clinical Study Report pursuant to Clause 3.11, the date of the Exercise Notice.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Sub-Investigator”	means a clinician appointed and supervised by the Chief Investigator or Principal Investigator to assist in the carrying out of the Clinical Trial at the same trial site as the Principal Investigator.

“Supplementary Protection Certificate”	means a right based on a patent pursuant to which the holder of the right is entitled to exclude third parties from using, making, having made, selling or otherwise disposing or offering to dispose of, importing or keeping the product to which the right relates, such as supplementary protection certificates in Europe, and any similar right anywhere in the world.

“Technology Transfer Plan”	has the meaning given in Clause 2.6.

“Third Party Licences”	means those licences listed in Schedule 7

“Third Party Licence Payments”	means those milestone, royalty and other payments listed in Schedule 7B in respect of the Third Party Licences.

“Tobacco Party”	means: (i) any entity who develops, sells or manufactures tobacco products; and/ or (ii) any entity which makes the majority of its profits from the importation, marketing, sale or disposal of tobacco products. Furthermore, Tobacco Party shall include any entity that is an Affiliate of any entity referred to in (i) or (ii);

“Transfer Approval Notice”	has the meaning given in Clause 2.7.

“Transfer Criteria”	means criteria to be agreed between the Parties as described in Clause 2.1 that if met thereby demonstrate to the Charity that the Product Manufacturing Process for the IMP that is to be developed by the Company under the Development Work has been scaled-up to the required level and meets the required quality, validation, price and other technical, scientific and quality requirements as further described in Clause 2.1.

“University of Western Ontario Licensed Patents”	means the patent rights listed in Schedule 1C, which were licensed to Company under the University of Western Ontario Licence.

“University of Western Ontario Licence”	means the Exclusive License Agreement between Geron Corporation and The University of Western Ontario effective January 30, 2009, and subsequently assigned by Geron Corporation to Company effective October 1, 2013, a copy of which has been provided to the Charity.

“WARF Intellectual Property”	means the rights in the WARF Patents and Wisconsin Materials listed in Schedule 1H, which were licensed to the Company in the WARF Licence.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“WARF Licence”	means the Non-Exclusive License Agreement between Company and the Wisconsin Alumni Research Foundation, effective October 7, 2013, a redacted copy of which has been provided to the Charity.

1.2	In this Agreement:

1.2.1	unless the context requires otherwise, all references to a particular Clause, paragraph or Schedule shall be references to that clause, paragraph or schedule, of or to this Agreement;

1.2.2	the table of contents and headings are inserted for convenience only and shall be ignored in construing this Agreement;

1.2.3	unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.2.4
unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

1.2.5
reference to any statute or regulation includes any modification or re-enactment of that statute or regulation, provided that the modification or re-enactment does not diminish the rights or extend the obligations of any Party; and

1.2.6	references to the words “include” or “including” shall be construed without limitation to the generality of the preceding words.

2.	PROCESS DEVELOPMENT WORK

2.1
As soon as is reasonably practicable (and within thirty (30) days of the Commencement Date), the Parties shall meet (either in person or by teleconference) to introduce the key members of their respective teams and to discuss the initial Development Work Plan and agree the actions and timeline for formulating the Transfer Criteria.  The Parties shall endeavour to have the Transfer Criteria in an agreed form as soon as practicable, but in any event by no later than three months before the date when the Development Work is anticipated to be completed as shown in the Development Work Plan (as that may be amended from time to time).  Without intending this to be an exhaustive list, the scope of the Transfer Criteria shall include  specific and measurable criteria for: adequate documentation of processes and conditions for product manufacture, QA and quality control; process reproducibility and success rates; cost of manufacture; process yields; process timelines and staffing requirements; GMP compliance at each stage of the Product Manufacturing Process through to preparing the IMP for patient use; IMP purity levels and ranges; and cost and availability of any special equipment or facilities required for performance of the Product Manufacturing Process, preparation of the prepared dose, and/or product release testing. The Company will carry out the Development Work at its own cost and in accordance with the Development Work Plan and the terms of this Agreement. It is understood that the Development Work Plan is likely to evolve as the Company moves through the Development Work and that the Company may need to update the Development Work Plan including the projected timings that form part of the same.  The Development Work Plan, including all drafts, iterations, and revisions of the Development Work Plan, shall be the Company’s Confidential Information.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

2.2
The Company shall provide to the Charity written monthly updates on progress against the Development Work Plan (for clarity, such updates may be in the form of presentation slides from joint project team meetings)  and any necessary updates to the Development Work Plan along with any information or data which is reasonably necessary for the Charity to fully understand the then current status of the Development Work and the steps being taken to achieve the desired outcomes. The Company shall give due consideration to any comments or suggestions provided by the Charity on updates to the Development Work Plan (including making any amendments to the updated Development Work Plan which are reasonably requested by the Charity and which would impact on the Charity’s ability to carry out the Product Manufacturing Process at its Biotherapeutics Development Unit).

2.3
As the Company carries out the Development Work the Parties may also wish to amend or refine the Transfer Criteria to reflect the results of the Development Work. Either the Charity or the Company may propose changes to the Transfer Criteria with the objective of ensuring that the Transfer Criteria represent a fair and measurable set of standards that it would be reasonable for the Charity to expect to be met to show that the Product Manufacturing Process is fit for purpose prior to transfer to the Charity. Each of the Charity and the Company will consider changes to the Transfer Criteria requested by the other in good faith and shall not unreasonably withhold its agreement to a change. Any agreed changes to the Transfer Criteria will be recorded in writing and signed by the Charity and the Company.

2.4	The Company may sub-contract activities to be performed under the Development Work Plan provided that:

2.4.1
the Company informs the Charity of the identity of any proposed sub-contractor and, in the event that the Charity (acting reasonably) expresses any concerns with the proposed sub-contractor, takes such concerns into consideration prior to entering into a formal agreement with the sub-contractor to carry out any Development Work;

2.4.2	the Company will remain fully responsible for the performance of all of the Company’s obligations under this Agreement;

2.4.3
the terms of any sub-contract will allow the Company to fulfill its obligations under this Agreement, including with respect to acquiring necessary Intellectual Property Rights and confidentiality obligations;

2.4.4	no Tobacco Party shall be permitted to conduct any activities under the Development Work or otherwise in connection with the Clinical Trial; and

2.4.5
within twenty (20) days of entering into any subcontract, the Company shall provide the Charity with a true copy of the statement of work of that subcontract (which may be redacted as to terms not applicable to the Company’s compliance hereunder).

2.5
As the Development Work progresses and prior to the Post Development Meeting the Company will work with the Charity to develop a “Technology Transfer Plan” setting out how the Parties will transfer the Product Manufacturing Process from the Company to the Charity’s Biotherapeutics Development Unit and the responsibilities of each Party during and after that transfer and will include (to the extent not already covered by the Transfer Criteria):

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

2.5.1	A description of the scope of the Technology Transfer Plan that includes a table setting out the roles, responsibilities and deliverables to be supplied by each of the Company and the Charity;

2.5.2
Documentation requirements (define which stages require a technical or analytical summary report, documents required for importation into the UK/EU of the  Cell Line, certificates of analysis and compliance, etc);

2.5.3	A process description with operating parameters for the Product Manufacturing Process (this needs to be detailed with each manipulation described);

2.5.4	A sampling plan for use during the Product Manufacturing Process and for the final IMP with quality control test acceptance criteria (define success of tech transfer);

2.5.5	Transfer of Company Know-How and training requirements for Charity staff including:

(a)
the Charity making suitably qualified employees available to spend such time at the Company prior to transfer of the Product Manufacturing Process as reasonably required to learn the how the Product Manufacturing Process is carried out at the Company (anticipated at the Commencement Date to be in the region of two (2) Charity staff working on site with the Company for up to eight (8) weeks);

(b)
The Company making suitably qualified employees available to provide such on-site scientific and technical guidance at the Charity’s Biotherapeutics Development Unit during and/or after transfer of the Product Manufacturing Process as reasonably required to ensure that the Product Manufacturing Process can be carried out at Biotherapeutics Development Unit on a scale and standard suitable to enable the Charity to produce sufficient quantities of IMP to conduct the Clinical Trial (anticipated at the Commencement Date to be in the region of one (1) Company staff member working on site with the Charity for four up to (4) weeks);

2.5.6
The Company Materials to be provided by the Company as part of the transfer of the Product Manufacturing Process, along with the quantities and specifications of such Company Materials and timing for provision;

2.5.7	A list of equipment requirements to enable the Charity to carry out the Product Manufacture Process;

The first draft of the Technology Transfer Plan was provided to the Charity by the Company on 5th August 2014.

2.6
The Company will notify the Charity in writing on completion of the Development Work. Within thirty (30) days after the Company provides such notice the Parties shall meet either in person or by teleconference (the “Post Development Meeting”) to review whether the Transfer Criteria have been achieved and the Company has demonstrated to the Charity’s reasonable satisfaction that the Product Manufacturing Process can be carried out on a scale and standard suitable to enable the Charity to produce sufficient quantities of IMP to conduct the Clinical Trial. Where this is the case the Charity will promptly provide the Company with written notice of approval of the Product Manufacturing Process (“Transfer Approval Notice”) and the Charity and the Company will finalise the Technology Transfer Plan. Without intending to affect the generality of foregoing it is agreed that as part of the joint review by the Parties, the Company shall make available to the Charity a report including data and conclusions generated by the Company in undertaking the Development Work. Once agreed by both the Company and the Charity the Technology Transfer Plan shall be circulated for approval and signature by the Company and the Charity.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

2.7
If the Parties decide at the Post Development Meeting that the Transfer Criteria have not been met (or waived by the Charity) or the Company has otherwise not demonstrated to the Charity’s reasonable satisfaction that the Product Manufacturing Process can be carried out on a scale and standard suitable to enable the Charity to produce sufficient quantities of IMP to conduct the Clinical Trial, then the Parties shall record that decision in writing and agree what further Development Work is required. On notice by the Company that it has completed any such further Development Work the Charity and Company will hold a further Post Development Meeting in accordance with Clause 2.6.

2.8	Once signed by each Party pursuant to Clause 2.6 the Charity and the Company will use commercially reasonable efforts to carry out the Technology Transfer Plan.

2.9	The Product Manufacturing Process, including all drafts, iterations, and revisions, shall be the Company’s Confidential Information.

3.	CONDUCT OF THE CLINICAL TRIAL AND SPONSORSHIP

3.1
Subject to: (i) the Company’s compliance with its obligations hereunder including the successful completion of the Development Work; and (ii) the Ethics Committee and the Regulatory Authority granting consent for the Clinical Trial, the Charity will use its reasonable endeavours to carry out or procure the carrying out of the Clinical Trial in accordance with the Protocol.

3.2
Once the Clinical Trial has been opened to Clinical Trial Subjects, the Charity shall use reasonable endeavours to provide to the Company at least one Progress Report per month (or with the frequency that is the Charity’s standard practice at the relevant time in respect of a clinical trial at the same stage, and of the same scope, as the Clinical Trial, but no less frequently than quarterly). The Company may use the Progress Reports for the purpose of determining whether or not to exercise the Option. All Progress Reports and any supplementary information provided under them shall be the Confidential Information of the Charity and the provisions of Clause 5 shall apply. The Company acknowledges that information or data provided under this Clause 3.2 may not be verified, clean or accurate, and is provided “as is”. Without prejudice to the generality of Clause 8.7, neither CRT nor the Charity make any representation or warranty (express or implied) of any nature in respect of such data or information, including as to its accuracy, quality, usefulness or comprehensiveness.

3.3
The Charity may, at its sole discretion: (i) sub-contract to third parties including Contributors any part of the Clinical Trial; and (ii) engage such Experts and such persons to fulfil the roles of Chief Investigator and/or Principal Investigator or to assist with the Product Manufacturing Process at the Charity’s Biotherapeutics Development Unit as the Charity deems appropriate.

3.4
The Charity shall, at its own expense, be responsible for seeking approval of the Clinical Trial and the Protocol from the Regulatory Authority and Ethics Committee prior to commencing the Clinical Trial. For the avoidance of doubt, the Charity shall not be held liable or responsible for any failure and/or refusal by the Ethics Committee or the Regulatory Authority to grant consent for the Clinical Trial or any change required therein.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

3.5	The Charity shall use reasonable endeavours to carry out, or procure the carrying out of, the Clinical Trial in accordance with relevant aspects of:

3.5.1	Clinical Trial Legislation; and

3.5.2	ICH GCP and the Declaration of Helsinki.

3.6
The Charity shall have control of the preparation and approval of the Protocol, which shall conform in scope with the provisions of Schedule 11 unless otherwise mutually agreed between the Parties.  The Charity may acting reasonably amend the Protocol and/or change the third party undertaking any part of the Clinical Trial in accordance with the provisions of Clauses 3.6.1 and 3.6.2, provided that such Protocol or change to the Protocol has first been approved by the Ethics Committee and, if required by law or regulation, the Regulatory Authority and further provided that;

3.6.1
prior to submission for Ethics Committee approval, the Charity shall provide to the Company a copy of the first final version of the Protocol at least fourteen (14) days before seeking Ethics Committee approval and give due consideration to any comments received from the Company by the Charity within such time.

3.6.2
the Charity shall notify the Company in writing of any proposed changes to the Protocol that has been approved by the Ethics Commitee at least fourteen (14) days before seeking Ethics Committee approval for such changes, and shall give due consideration to any comments that the Company might make within such time. In an emergency (such as patient safety needs) the said fourteen (14) day time period may be reduced to such time period as the Charity is actually able to give to the Company in the circumstances and the Charity may, if in its reasonable opinion it is required, submit such changes to the Ethics Committee prior to notifying the Company of such;

The Charity will try to reach a consensus with the Company on all issues arising out of the Company’s review of any Protocol pursuant to this Clause 3.6.2, but the Charity shall have the final decision save in the case where the Charity proposes to change the cancerindication, primary endpoints, to remove the monitoring of immune responses to hTERT antigen or HLA alloantigens, or to reduce the patient numbers, number of administrations per patient or dose per administration in any such case by more than *** as compared to the Protocol that has been approved by the Ethics Committee or if at the relevant time none has been approved by the Ethics Committee then the Protocol Summary in Schedule 11 in which circumstances (acting reasonably) the approval of Company shall be required.

3.6.3
in the event that the Ethics Committee and/or the Regulatory Authority does not approve the original Protocol, or if the Company, the Ethics Committee and/or the Regulatory Authority disapprove of any amendment to the Protocol, the Charity shall have the right to terminate this Agreement forthwith upon written notice to the Company.

3.7
The Charity shall have sole responsibility for the conduct and control of the Clinical Trial and shall accept the obligations of the sponsor of the Clinical Trial in accordance with the requirements of the Medicines for Human Use (Clinical Trials) Regulations 2004.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

3.8	The Charity shall use reasonable endeavours to procure that Clinical Trial Subjects are recruited in accordance with the selection procedures and criteria set out in the Protocol.

3.9
The Charity shall provide the Company with safety information in accordance with the procedures and timeframes set out in Schedule 3. For the avoidance of doubt the Charity shall also be permitted to provide all safety information to CRT.

3.10	The Charity shall promptly advise the Company, in writing, of the occurrence of the Clinical Trial LPFV Date.

3.11	The Company may elect to receive a Full Clinical Study Report instead of a Report Synopsis by:

3.11.1
providing the Charity with written notice of its election to receive a Full Clinical Study Report, which written notice  must be received by the Charity before the expiration of fourteen (14) days from the date the Charity advised the Company of the occurrence of the Clinical Trial LPFV Date; and

3.11.2	paying the Charity the sum of *** excluding VAT or other applicable sales tax (the “Full CS Report Fee”) within twenty one (21) days after service of such notice.

If the Company does not serve a written notice and pay the Full CS Report Fee as specified in this Clause 3.11, the Charity shall prepare a Report Synopsis and shall have no obligation to prepare or provide the Company with a Full Clinical Study Report.

3.12	The Charity shall provide the Final Report to the Company and CRT within *** after the Clinical Trial Database Lock Date.

3.13
The Charity shall only use the Investigational Medicinal Product for the purposes of carrying out the Clinical Trial and shall not permit any third party to use the Investigational Medicinal Product except as required for the purpose of carrying out the Clinical Trial or as set out in this Agreement.

4.	COMPANY’S OBLIGATIONS

4.1	The Company shall, at the Company’s sole cost, provide the Charity with:

4.1.1
such quantities of the Company Materials as are specified in Technology Transfer Plan or, where no quantities are specified, such quantities as the Charity may reasonably request to enable the Charity to carry out the Clinical Trial;

4.1.2	all Company Know-How that it deems reasonably relevant to the Charity’s efforts hereunder as soon as practicable following the Commencement Date;

4.1.3
any other information in the Company’s Control pertaining to the safety of the IMP or which in the reasonable opinion of the Company may have a bearing on the conduct of the Clinical Trial as soon as the same comes to the attention of the Company;

4.1.4
such scientific and technical guidance as the Charity may reasonably request to enable the Charity and the Contributors to conduct and manage the Clinical Trial in a safe and proper manner, provided however, that Company shall not without its prior consent be obligated to provide scientific and technical guidance other than that described in the Tech Transfer Plan in excess of *** in total cost;

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

4.1.5
all information (including information for inclusion in the Investigational Medicinal Product Dossier) and co-operation reasonably requested by the Charity at any time from the Commencement Date to enable the Charity to compile an Investigational Medicinal Product Dossier; provided that such requested information is in the Company’s Control. In the case of co-operation requested under this Clause 4.1.5, the Company shall procure (at its own cost) that any subcontractor which has performed activities or produced documents on its behalf under this Agreement is made available to the Charity on such notice, for such time and with such frequency as may be reasonably requested by the Charity. The Company shall provide information requested by the Charity within fourteen (14) days of request (or such other period as may be reasonable given the nature of the request);

4.1.6
all data and documentation to be provided by the Company to the Charity pursuant to the Technology Transfer Plan in the manner, and at the times, set out in the Technology Transfer Plan. If the Technology Transfer Plan does not set out specific times for certain categories of data and documentation to be provided, the Company shall provide all such data and documentation in its possession or Control at the Commencement Date (to the extent not already provided), within thirty (30) days of the Commencement Date and thereafter shall provide all such data and documentation on an ongoing basis in accordance with Clause 4.2.

4.2
The Company shall provide to the Charity any and all data, documentation, information and Know-How described in Clauses 4.1.1 to 4.1.6 on an ongoing basis within a reasonable time after the same comes to the Company’s attention (if already in the Company’s Control), or into the Company’s Control, after the Commencement Date.

4.3
The Company shall provide the Charity with safety information in accordance with the procedures and timeframes set out in Schedule 3. For avoidance of doubt, the Charity shall be entitled to pass such safety information to CRT.

4.4
The Company will keep the Charity informed of the scope and results of any pre-clinical or other non-clinical studies being undertaken by or with third parties in relation to the Product. If the Company is intending to transfer the Product or undertake any new research in relation to the Product with a third party it will consult with the Charity on the scope of the intended research and the identity of the third party and take into good faith consideration any comments the Charity may have in respect to the same. This Clause should not be interpreted to limit any restrictions on the Company’s use of the Product or any Related Product under Clause 6.1 or elsewhere in this Agreement.

4.5	The Company shall submit to CRT:

4.5.1
a copy of its detailed operating budget (including a quarterly cash flow and expenditure forecast) for development of the Product in respect of each Financial Year as adopted by the Company’s board (the “Annual Budget”), at least thirty (30) days prior to the commencement of the Financial Year to which the Annual Budget relates;

4.5.2
quarterly management accounts of the Company (to include, inter alia, a (consolidated) profit and loss account, balance sheet and cash flow statement and shall indicate where such management accounts differ to any material extent from the Annual Budget for such period), within five (5) business days  after the date by which such financial statements are filed with the United States Securities and Exchange Commission for such period, but in no event later than fifty (50) days after quarter close for the first three financial quarters and ninety five (95) days after close of the financial year. Such quarterly management accounts shall be prepared in accordance with United States generally accepted accounting principles consistently applied.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

4.6
The Company will maintain and will not terminate the Third Party Licences and will be solely responsible for any and all payments due under the Third Party Licences that may become due as a result of the grant of rights to the Charity under this Agreement or the carrying out the Clinical Trial in accordance with this Agreement.

5.	CONFIDENTIALITY/PUBLICATION

5.1
Subject to Clause 5.5, each Party shall keep confidential and not disclose to any third party (other than the Experts, Contributors, Ethics Committee, Regulatory Authority, and staff involved in carrying out the Clinical Trial on a need to know basis) any Confidential Information disclosed to it by another Party (the “Disclosing Party”) without the prior written consent of the Disclosing Party. For the avoidance of doubt, the Charity shall be permitted to disclose Confidential Information disclosed to it to CRT and CRT shall be permitted to disclose Confidential Information disclosed to it to the Charity. Any party to whom Confidential Information is disclosed in accordance with this Clause 5.1 shall be:

5.1.1	subject to no less onerous obligations than those contained in this Clause 5 to keep such information confidential; and

5.1.2	advised of its confidential nature.

5.2	The obligations of confidence referred to in Clause 5.1 shall not apply to any part of the Confidential Information which can be proved by evidence in writing:

5.2.1	was known to the recipient Party (the “Recipient Party”) before its disclosure by the Disclosing Party;

5.2.2	was available to the public before that date or was otherwise in the public domain;

5.2.3	becomes available to the public or enters the public domain after that date otherwise than as a result of an act or default of the Recipient Party;

5.2.4	is received by the Recipient Party from a third party not bound to the Disclosing Party by any obligation of secrecy;

5.2.5	is independently developed or generated by the Recipient Party in circumstances where it has not been derived directly or indirectly from the Disclosing Party’s Confidential Information; or

5.2.6
is required to be disclosed by: (i) any law or statute or  any rule or regulation of any Regulatory Authority or other government or administrative agency or authority, (ii) a Regulatory Authority; or (iii) an order of any court, provided however, that in each such event the Recipient Party required to disclose the Confidential Information shall give prompt notice to the Disclosing Party of such requirement so that such Disclosing Party may seek a protective order or other appropriate remedy to the extent of such disclosure.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

5.3
The obligations of the Parties under Clause 5.1 shall survive the expiry or termination of this Agreement for whatever reason for a period of ten (10) years from the date of such expiry or termination.

5.4
Each of the Parties agrees that the provisions of this Clause 5 are fair and reasonable and that money damages are not a sufficient remedy for any breach of this Clause 5 and therefore, in addition to all other remedies, all Parties shall be entitled to seek injunctive or other equitable relief as a remedy for such breach.

5.5
Notwithstanding any confidentiality obligations assumed by the Parties hereunder, the Parties acknowledge the importance of publications to the academic standing of the Charity and the Contributors and the capital raising, transactional, and licensing prospects and reporting and disclosure obligations of the Company under United States and other securities laws, and progress reporting obligations to licensors and sublicensors under Third Party Licences. Accordingly, the Parties have agreed as follows as regards publication of Clinical Trial Results and Progress Reports:

5.5.1
The Charity shall use reasonable endeavours to publish, or procure the publication by the Contributors of, the Clinical Trial Results in a timely manner in accordance with generally accepted  academic practice, whether during the course of or after completion of the Clinical Trial;

5.5.2
The Company may disclose the content of Progress Reports only to the extent required for (a) satisfying mandatory reporting and disclosure obligations under United States and other securities laws; or (b) to existing licensors or sublicensors of the Company in order to comply with reporting obligations in existence as at the date of this agreement under Third Party Licences, provided that in the case of (b) the disclosure will exclude all information regarding clinical responses and shall be limited to only information regarding the clinical indication, anticipated timelines of the trial, the number of patients dose, and such other information of a similar nature as may be reasonably required by the Third Party Licence;

5.5.3
In the event that the Company wishes to disclose the content of Progress Reports to a third party in connection with capital raising, financing, transactional, and/or licensing activities or prospects for the benefit of the Company, it shall give notice to the Charity, including details of the content of the proposed disclosure and the reason for wishing to make such disclosure, and obtain the Charity’s approval before proceeding with the disclosure. The Company shall inform Charity of the identity of the third party in its notice unless it is prevented from doing so due to express confidentiality restrictions owed to the third party, in which case the Company shall state the main business area within which the  third party operates; and

5.5.4
It is further provided that any disclosure of the content of Progress Reports by the Company shall be subject to the following conditions: (a) all recipients shall be informed in writing beforehand of the  confidential nature of the information being disclosed and shall have agreed in writing to obligations of confidentiality in favour of the Company no less onerous than those contained in this Clause 5 (but without any right of further disclosure) to keep such information confidential; and (b) only the content of the documents containing the relevant information which has been processed into a suitable format may be disclosed but not copies of the actual documents themselves. Condition (a) above shall not apply to a disclosure by the Company for the purpose mentioned in Clause 5.5.2(a).

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

5.6
The Charity will include provisions in its contracts with the Contributor(s) that require such Contributor(s) to notify the Charity in advance of submission of any abstract, presentation or manuscript incorporating Clinical Trial Results that the Contributor(s) wish to publish or have published or to present or have presented.

5.7
Upon receipt of such notification from a Contributor or if the Charity wishes itself to publish or have published or to present or have presented an abstract, presentation or manuscript incorporating Clinical Trial Results the Charity shall so notify the Company and CRT and provide (in so far as it is able to do so in the case of a Contributor’s notification) in response to the Company’s and/or CRT’s reasonable request a copy or summary thereof at least seven (7) days prior to submission for publication of an abstract or presentation or at least thirty (30) days prior to submission for publication of a manuscript (or twenty one (21) days prior to submission for publication of a manuscript in the case of a Contributor’s notification). Any such copy or summary shall provide sufficient details to enable the Company and CRT to ascertain whether it contains Confidential Information of the Company or CRT respectively or whether Patent Rights or other proprietary protection should be sought.

5.8
The Company and CRT shall review and make any comments on such intended publication or presentation of an abstract to the Charity within seven (7) days and/or shall review and make any comments on such intended publication or presentation of a manuscript within thirty (30) days. The Company and/or CRT may request that:

5.8.1
Confidential Information of the Company (not including Clinical Trial Results nor information directly relating to the Investigational Medicinal Product) or Confidential Information of CRT (not including Clinical Trial Results) be removed from the proposed publication or presentation; and/or

5.8.2
any such publication or presentation be delayed if in the Company’s or CRT’s reasonable opinion it is necessary to delay publication or presentation in order to file a patent application or application for other proprietary protection in respect of any invention made in the course of the Clinical Trial. Any such delay will be kept to the minimum period practicable and will in no event extend beyond thirty (30) days from the date the proposed publication or presentation was provided to the Company.

In the event of a request pursuant to Clauses 5.8.1 or 5.8.2, the Company or CRT (as the case may be) shall provide the Charity with a written explanation of the reasons why it believes information should be removed or a delay is necessary. For the avoidance of doubt, any Patent Rights filed pursuant to Clause 5.8.2 shall be filed in CRT’s name.

5.9
The Charity and CRT shall be entitled to publish information in relation to the proposed Clinical Trial, including that it is or will be a trial conducted by the Clinical Development Partnerships initiative set up by the Charity and CRT, the pre-requisites for patient recruitment, a brief description of the Clinical Trial, including the name of the Company, the reference number and class of the Investigational Medicinal Product and the location(s) at which the trial is taking place.

6.	INTELLECTUAL PROPERTY RIGHTS

6.1	The Company hereby grants to the Charity:

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

6.1.1	a *** in the Field under the Company Owned Intellectual Property; and

6.1.2	a *** in the Field under the hTERT Licensed Patents; and

6.1.3	a *** in the Field under the University of Western Ontario Licensed Patents; and

6.1.4	a *** in the Field under the Isis Licensed Patents; and

6.1.5	a *** in the Field under the Merix/Duke Licensed Patents; and

6.1.6	a *** in the Field on consent of Johns Hopkins University (as described in Section 2.2 of the JHU License) under the Immunomic/JHU Licensed Patents; and

6.1.7	a *** in the Field under the WARF Intellectual Property

in each case subject to the terms and conditions for such sub-licence described in Schedule 7A, on a royalty-free basis, and for the purpose of preparing for and carrying out (and having prepared or carried out for the Charity) the Clinical Trial. In addition the Company hereby grants to the Charity a non-exclusive, royalty free licence under the Company Intellectual Property (including the right to use Company Materials), subject to the terms and conditions for each sub-licence described in Schedule 7A, for the Charity and scientists funded by the Charity to adapt and use the Product Manufacturing Process and make and have made Products and Related Products for non-commercial research purposes, provided that such research will not include clinical research without the prior written consent of the Company on a case-by-case basis.  Such license under the Immunomic/JHU Licensed Patents shall include only rights relating to use of ***.

In the event the Charity reasonably determines that its Contributors require any additional sub-licence under any Third Party Licence in order to perform their activities in support of the Clinical Trial, at the Charity’s request the Company agrees to use its reasonable endeavours to obtain the necessary consents under the relevant Third Party Licences to enable the Charity to grant the additional sub-licences to the Contributors or if such consent is refused in any case or in the Company’s reasonable opinion is unlikely to be granted then, if it is so permitted under the relevant Third Party Licence, the Company agrees to directly sublicense the Contributors as appropriate.

During the term of this Agreement, the Company shall not be entitled to (and shall not authorise any of its Affiliates or any other third party to) conduct any clinical trials in respect of the Product or, save as the Parties may agree otherwise pursuant to Clause 6.2 below, any Related Product.

If, within *** of the Effective Date, the licensor or sublicensor of a Third Party Licence requires that a provision of a Third Party Licence be added to this Agreement on the basis that the Third Party Licence requires that the provision be included in a sublicence, the Charity, CRT and the Company shall so amend this Agreement; provided, however that if the Charity reasonably determines that the provision, if added to this Agreement, would impose upon the Charity an obligation that is not acceptable to the Charity or an obligation that would be illegal for the Charity to perform under the laws of England, then the Charity may terminate this Agreement upon *** written notice to the Company.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Notwithstanding anything to the contrary above in this Clause 6.1, or elsewhere in this Agreement, the Company acknowledges, agrees and warrants that the Charity is entitled to lawfully sub-contract in accordance with Clause 3.3 above any of the work that is contemplated by this Agreement (including work that is preparatory to any such work) without requiring any further or other consents from the Company or any third party.

As regards the Intellectual Property Rights that have been licensed to the Charity under clauses 6.1.4, 6.1.6 and 6.1.7 above, the Parties acknowledge the consent letters set out in the table at the top of Schedule 7 that have been obtained from the relevant head licensors.  Without affecting the Charity’s rights above in this Clause 6.1:

(a)
if at any time the Charity wishes to additionally obtain a consent letter from the University of Western Ontario that provides freedom or greater freedom in favour of the Charity to sub-license the Intellectual Property Rights that have been licensed to the Charity under Clause 6.1.3, then upon being requested to do so, Asterias shall cooperate with the Charity and use its commercial reasonable endeavours to obtain such consent letter in the form reasonably requested by the Charity at the time; and

(b)
for clarity Asterias hereby represents and warrants to and for the benefit of the Charity that Asterias is entitled to grant direct sub-licences to Contributors (and any other third parties) under the  Intellectual Property Rights that have been licensed to the Charity under Clause 6.1.3 and that upon being requested to do so by the Charity at any time, Asterias shall promptly enter into such direct sub-licences with such Contributors or other third parties so as to enable the Charity to properly perform its obligations and enjoy its rights under the main body of this Agreement by means of selective sub-contracting and sub-licensing as the Charity may desire. The terms of such direct sub-licence shall be non-exclusive and free of charge and otherwise similar to the licence terms set out above in this Clause 6.1 avoiding (so far as is lawful) any restrictions or other terms that are of no relevance to the main purposes of the  sub-contract or sub-licence and excluding any right to further sub-license.

6.2
If at any time during the Clinical Trial the Company desires to commence a clinical study in respect of a Related Product, it shall give as much notice of this as practicable to CRT and the Charity and the Parties shall  endeavour to agree and enter into a separate agreement within ninety (90) days detailing the terms on which the desired clinical study may be commenced and carried out by the Company in respect of the Related Product. The Parties shall act in good faith to negotiate an agreement that facilitates clinical development of the Related Product while minimizing any potential negative impact on the ongoing Clinical Trial and commercial prospects for the Product.

6.3
The Company shall use commercially reasonable endeavours to continue to prosecute and maintain, at its own cost, all of the Company Patent Rights and to procure that where this is the responsibility of the licensor under a Third Party Licence, that the licensor similarly does so; subject to this Clause 6.3. If the Company intends to substantially narrow the scope of the claims of any patent or patent application within the Company Patent Rights it will first consult with CRT and take into good faith consideration any concerns or views expressed by CRT. If the Company elects not to prosecute or maintain any part of the Company Patent Rights, the Company shall notify CRT in writing within a reasonable period and no less than ninety (90) days prior to the expiration of any applicable time bars. After receipt of such notice, and if and to the extent permitted by the terms of the applicable Third Party Licence in the case of Company Patent Rights under a Third Party Licence, CRT may elect, before the expiry of any such time bars, by written notice to the Company, to take an assignment of any Company Patent Rights identified in such notice at CRT’s sole discretion and for consideration not exceeding one pound (£1). In the event that CRT elects to take such an assignment, the Company shall promptly transfer to CRT (or any person nominated by CRT) copies of any and all documents in the Company’s control relating to the filing, prosecution, maintenance, enforcement and defence of such Company Patent Rights. The Company shall not assign, charge, encumber or dispose of any interest in any of the Company Patent Rights in a manner that limits or impairs CRT’s rights under the licence of Company Patent Rights pursuant to this Agreement without CRT’s prior written consent or to or in favour of a Tobacco Party.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

6.4	As between the Company and the Charity, ***. The Charity hereby ***. CRT hereby ***.

6.5	Subject to ***, and to the exceptions allowed for under ***, the Company shall ***.

6.6
Solely in connection with the Charity’s and the Contributors’ activities performed pursuant to the Clinical Trial, where carried out in accordance with the terms of this Agreement, the Company shall not, and shall procure that its Affiliates shall not, anywhere in the world, institute or prosecute (or, other than as required by law, in any way aid any third party in instituting or prosecuting) any claim, demand, action or cause of action for damages, costs, expenses or compensation, or for an enjoinment, injunction, or any other equitable remedy, alleging the infringement by the Charity and/or any Contributors of any Patent Rights of the Company and/or any Patent Rights of the Company’s Affiliates. For the avoidance of doubt, the foregoing shall not apply in respect of: (i) development, at any time, of products other than the IMP, Products or Related Products in accordance with the provisions of Clause 6.1; or (ii) any activity in relation to Products, Related Products or the IMP which constitutes a breach of the terms of this Agreement.

6.7	Any breach of Clause 6.6 shall be a material breach and shall accordingly entitle the Charity to terminate this Agreement under Clause 11.2.

6.8
CRT hereby reserves and excludes from the Option, the worldwide, perpetual and irrevocable right in and to the Exclusive Results for the Contributors and the Charity (including scientists funded and/or employed by the Charity) to:

6.8.1
use the Exclusive Results for the purpose of non-commercial scientific research carried out by or for or under their respective direction in accordance with their respective charitable and/or academic status, whether alone or in collaboration with a third party or third parties; and

6.8.2	grant licences under, and make available, the Exclusive Results solely to the extent necessary to exercise the rights under Clause 6.8.1, but not otherwise.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

6.9
For the avoidance of doubt, CRT shall be entitled, at its discretion, at any time (including during the Option Period) to grant non-exclusive licences to the Non-Exclusive Results to any person and for any purpose.

6.10
In the event that the Charity is prevented or materially restricted from carrying out the Clinical Trial in accordance with this Agreement due to an actual or potential infringement of third party Intellectual Property Rights, the Charity shall have right to terminate this Agreement under Section 11.3.4 if the Company does not, within *** after the Company’s receipt of notice of a claimed infringement from the third party, obtain a licence from the third party permitting the use of the third party’s infringed Intellectual Property Rights by the Charity in the Clinical Trial.

7.	OPTION

7.1
CRT grants to the Company the option, exercisable by notice to CRT in writing (the “Exercise Notice”) at any time during the *** (the “Option Period”), to enter into the Licence (the “Option”). Subject to Clause 6.8, the Option shall be ***.

7.2	Upon exercise of the Option, the Company shall pay the Option Fee to CRT within the Option Period.

7.3
Save where the Charity has provided a Full Clinical Study Report, CRT shall procure the provision of the Data Listings to the Company following the exercise of the Option and the receipt by CRT of the Option Fee.

7.4	If the Company exercises the Option, CRT and the Company shall execute the Licence within the Signature Period.

7.5
If either: (i) the Company does not exercise the Option within the Option Period; or (ii) following the exercise of the Option, the Company does not enter into the Licence within the Signature Period, then at any time within the period of *** following the expiry of the Option Period or Signature Period (as applicable), at CRT’s request the Company shall:

7.5.1
provide CRT with such assistance as CRT may reasonably request to enable CRT to carry out in-depth due diligence on the Company Patent Rights and the Third Party Licences, including by providing access to true copies of the Third Party Licences and any freedom to operate searches conducted by or in the possession or control of the Company in respect of the Company Patent Rights;

7.5.2	provide CRT with such assistance as CRT may reasonably request in liaising with the licensors under the Third Party Licences for the purpose of obtaining direct contractual rights with such licensors;

7.5.3	in respect of Third Party Licences under which the Company would retain a right to use some or all of the relevant Intellectual Property Rights after entering into the CRT Licence, ***; and

7.5.4
promptly license the Company Intellectual Property (including by granting sub-licences under the Third Party Licences to the extent laid out in Schedule 6, and subject to the terms and conditions of, the Third Party Licences) to CRT by executing an agreement in the form attached at Schedule 6 (the “CRT Licence”), and CRT shall be free to license or otherwise grant rights in respect of the Clinical Trial

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Results and the Intellectual Property Rights in the Clinical Trial Results on such terms and to such third parties as it shall see fit. Further Company agrees, at CRT's sole discretion (but subject to any sublicensing limitations in the underlying Third Party Licence), to issue a direct sublicence to third parties of CRT’s choosing under those Third Party Licences for which Company is unable to award CRT a further sublicensable sublicence.  Any disagreement between CRT and the Company as to: (i) categorisation of Company Intellectual Property as “Company Background Intellectual Property” or “Company Foreground Intellectual Property” under the CRT Licence; or (ii) a fair and reasonable apportionment of Third Party Licence Payments under Clause 7.5.3, will be resolved by Independent Opinion in accordance with Clause 13.

8.	WARRANTIES AND LIMITS OF LIABILITY

8.1	The Charity warrants that:

8.1.1	it will procure the discharge of its obligations hereunder with reasonable care and skill; and

8.1.2
it will use its reasonable endeavours to procure that each Contributor that carries out part of the Clinical Trial ensures that where applicable the relevant Chief Investigator and/or the Principal Investigator discharge their obligations in respect of that part of the Clinical Trial in accordance with applicable ICH GCP provisions.

8.2	The Company warrants and represents that:

8.2.1	it is entitled to make the Company Materials available to the Charity for the purposes of this Agreement;

8.2.2
to the best of its knowledge the use and possession of the Company Materials and/or the use, possession and manufacture (in accordance with the Product Manufacturing Process) of IMP by the Charity and/or the Contributors shall not infringe the rights (including without limitation any Intellectual Property Rights) of any third party;

8.2.3	the Company Materials have been manufactured, handled and stored at all times in accordance with the regulatory standards agreed between the parties in the Technology Transfer Plan;

8.2.4	it has the full right, power and authority, and has obtained all approvals or consents necessary to grant the rights under the Third Party Licences as provided under this Agreement;

8.2.5	the Third Party Licences:

(a)
are the only third party licences held by the Company or to which the Company is entitled to acquire under options or otherwise in respect of the manufacture, possession and use of the IMP and the rights granted to the Charity under this Agreement;

(b)
that have been copied to CRT prior to the date of this Agreement (save for redactions that are apparent on the face of the documents) are complete and accurate and are not in the course of being varied; and

(c)	shall not be materially varied during this Agreement without the prior written approval of CRT, such approval not to be unreasonably withheld or delayed.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

8.2.6
the Third Party Licence Payments are the only payments that could become payable under the Third Party Licences, excepting only patent maintenance and prosecution costs, costs arising from the defence or prosecution of any infringement or alleged infringement of any patents or other intellectual property, and indemnification costs;

8.2.7	to the best of its knowledge and belief there are no outstanding breaches of the Third Party Licences by the Company; and

8.2.8	to the best of its knowledge and belief no acts or omissions have occurred which would give one or more of its licensors the right to terminate a Third Party Licence, either now or at a later date

8.3
The Company warrants and represents that all information and Know-How supplied to the Charity and/or CRT pursuant to this Agreement (including any safety information) shall be accurate and complete and shall be supplied as soon as practicable following the Commencement Date (or as otherwise specified herein) to enable the Charity to conduct and manage the Clinical Trial in a safe and proper manner.

8.4
Nothing in this Agreement shall exclude or limit the liability of any Party for death or personal injury resulting from its negligence or the negligence of its employees while acting in the course of their employment or shall exclude or limit the liability of any Party for fraud.

8.5
Subject to Clause 8.4, the entire aggregate liability for any loss or damage arising from any act or omission relating to this Agreement or its subject matter regardless of the form of action, whether in contract or tort (including in each case negligence), strict or statutory liability or otherwise,:

8.5.1
of the Charity and CRT to the Company excluding the liability of the Charity or CRT under Clause 9.1.1, shall be limited to *** in aggregate and the liability of the Charity or CRT under Clause 9.1.1 shall be limited to *** in aggregate;

8.5.2
of the Company to CRT and the Charity excluding the liability of the Company under Clause 9.2.1, shall be limited to *** in aggregate and the liability of the Company under Clause 9.2.1 shall be limited to *** in aggregate.

8.6
To the fullest extent permissible by law, no Party shall under any circumstances be liable to any other for any loss of revenue, business, contracts, anticipated savings, profits, data or information, or any indirect or consequential loss howsoever arising whether from negligence, breach of contract or otherwise.

8.7
Save to the extent otherwise provided in this Agreement, each Party specifically excludes to the extent permitted by law all warranties, representations, and conditions regarding the performance of its obligations under this Agreement including those implied by law, whether as to suitability, quality or fitness for any purpose or otherwise.

9.	INDEMNITIES

9.1
Subject to Clause 8.5, the Charity shall indemnify and hold the Company its officers, and employees and its licensors and sub-licensors under Third Party Licences (the “Company Indemnitees”) harmless from and against:

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

9.1.1	***; and

9.1.2	***

9.1.3	in either case under Clauses 9.1.1 and 9.1.2 above arising out of the conduct of the Clinical Trial by the Charity;

9.1.4
save in either case where such claims and proceedings, losses, damages, costs or expenses arise as a consequence of (i) any wrongful act or omission and/or negligence of any of the Company Indemnitees; (ii) a breach of this Agreement by the Company; or (iii) a misrepresentation by the Company. It is a condition of this indemnity that the Company hands over or procures the hand over (as the case may be) of control of the matter to the Charity, gives or procures (as the case may be) such information and assistance as the Charity may reasonably request in connection with the matter, and allows or procures, (as the case may be) that the Charity has exclusive conduct of the matter and any ensuing legal proceedings;

9.1.5
and provided always that the foregoing indemnity given in respect of liability owed by the Company to its licensors and sub-licensors under Third Party Licences shall apply only to the extent that the relevant Third Party Licence contractually requires the Company to indemnify the licensor or sublicensor against such liability.

9.2
Notwithstanding the provisions of Clause 9.1 above and any other restrictions on liability contained in this Agreement, but subject to Clause 8.5 above, the Company shall indemnify and hold the Charity, CRT, the Contributors, the Experts and their respective officers, employees and agents harmless from and against all:

9.2.1	***; and

9.2.2	***;

9.2.3
in either case under Clauses 9.2.1 and 9.2.2 above arising out of: (i) any failure or delay on the part of the Company to provide relevant or accurate Company Know-How and other information relating to the storage, manufacture, quality assurance, use and safety of any of the Company Materials; and/or (ii) any wrongful act or omission and/or negligence of the Company (or any third party engaged by the Company) ***; and

9.2.4
alleging infringement of a third party’s Patent Rights or other Intellectual Property Rights resulting from use of Company Intellectual Property or Company Materials in the course of or in consequence of the performance of the Clinical Trial or by importation, storage, manufacture, supply or use of any of the Company Materials and/or Product as permitted by this Agreement; provided always that

9.2.5
it is a condition of the indemnity that the Charity and CRT hand over or procure the hand over (as the case may be) of control of the matter to the Company, and give or procure (as the case may be) such information and assistance as the Company may reasonably request in connection with the matter, and allow or procure, (as the case may be) that the Company has exclusive conduct of the matter and any ensuing legal proceedings.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

9.3	The indemnities set out in Clauses 9.1 and 9.2 shall survive the expiration or termination of this Agreement for whatever reason.

9.4
The Charity shall ensure that all Clinical Trial Subjects receive the benefit of a no-fault compensation scheme substantially in the form attached at Schedule 5 hereto. Subject to the indemnity in Clause 9.2, the Charity shall bear all costs associated with the provision of such compensation scheme including in relation to all claims received pursuant to such scheme.

9.5
The Company shall to the extent reasonably possible carry liability insurance coverage for potential liabilities which the Company may directly or indirectly have to Clinical Trial Subjects or under Clause 9.2.1 of this Agreement in amounts equal to at least *** per occurrence combined single limit and *** annual aggregate coverage. The Company shall maintain such insurance in full force throughout the term of the Agreement and shall upon request of the Charity provide such evidence of compliance as the Charity deems sufficient.

10.	ASSIGNMENT

10.1
No Party shall assign its rights under this Agreement or any part thereof; provided that the Company may assign its rights and obligations to a third party in connection with any merger or consolidation of the Company with another business entity, or in connection with the sale of all or a substantial part of its business and related assets that includes its business in relation to the Product, other than a merger or consolidation with or a sale of assets to a Tobacco Party and provided that the Company obtains a direct covenant from the acquiring party to CRT and the Charity  undertaking to be bound by the terms of this Agreement. Save as set out in this Agreement, no Party shall sub-contract the performance of all or any of its obligations under this Agreement without the prior written consent of the other Parties.

11.	TERM AND TERMINATION

11.1
Unless terminated earlier pursuant to the provisions hereunder, and except as otherwise provided hereunder, this Agreement shall remain in full force and effect from the Commencement Date until the earlier of the date that:

11.1.1	The Company enters into the Licence pursuant to Clause 7.4; or

11.1.2	The Company licenses the Company Intellectual Property to CRT pursuant to Clause 7.5; or

11.1.3	The *** period following the expiry of the Option Period or Signature Period described in Clause 7.5 has expired without request from CRT to execute the CRT Licence.

11.2
Any of the Parties hereto may at any time terminate this Agreement, but shall not be obliged to do so, upon written notice to the other Party (being the Charity and CRT where the terminating Party is the Company, or the Company where the terminating Party is the Charity or CRT) under the following circumstances:

11.2.1
in the event that the other Party commits a material breach of this Agreement and does not fully remedy, if capable of remedy, the same within sixty (60) days of its receipt of written notice of the breach from any other Party;

11.2.2
in the event, in respect of a Party, a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed of any of such Party’s assets or undertakings or a winding-up resolution or petition is passed (otherwise than for the purpose of solvent reconstruction or amalgamation) or if any circumstances arise which entitle a court or a creditor to appoint a receiver, administrative receiver or administrator or make a winding-up order or similar or equivalent action is taken against or by such Party by reason of its insolvency; or

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

11.2.3
If the required approval of the Ethics Committee or applicable Regulatory Authority for the commencement of the Clinical Trial is not obtained within *** of both the Technology Transfer Plan being completed and the Parties agreeing that the Transfer Criteria have been met, or if any approval granted is revoked, withdrawn, or otherwise terminated, or if an applicable Regulatory Authority orders a halt or hold on the Clinical Trial of greater than *** in duration. No right of termination arising under this Clause 11.2.3 may be exercised by a Party unless it has first notified the other Parties of its wish to terminate and entered into good faith discussions over a period of not less than thirty (30) days with the other Parties to review and discuss the circumstances with a view to avoiding a termination without affecting the purposes contemplated by this Agreement.

11.3	The Charity shall have the right to terminate this Agreement forthwith, upon written notice to the Company:

11.3.1	in accordance with Clause 3.6;

11.3.2
if the Charity is not satisfied that the Product Manufacturing Process can be carried out on a scale and standard suitable to enable the Charity to produce sufficient quantities of IMP to conduct the Clinical Trial including an inability for technical or other reasons to produce the desired quantity of IMP;

11.3.3	if the Charity faces budget constraints that require a reduction in its development portfolio; or

11.3.4
if the Charity reasonably believes that proceeding with the Clinical Trial would: (i) be unsafe or otherwise counter to the best interests of Clinical Trial Subjects; ii) be counter to changes in the business plan or research strategy of the Charity iii) be counter to  recommendations made by the committee established by the Charity to regularly review the Charity’s clinical portfolio; (iv) involve increases of more than *** to anticipated timelines, including due to difficulties with patient recruitment or unforeseen regulatory hurdles; (v) be unlikely to achieve the primary and/or secondary endpoints of the Protocol; (vi) fail to reach such defined go/no-go criteria as have been previously agreed upon by the Company and the Charity; or (vii)    infringe any third party Intellectual Property Rights and the Company does not obtain a licence entitling the Charity to use such Intellectual Property Rights in the Clinical Trial as provided in Clause 6.10; or

11.3.5	in accordance with the last sentence of Clause 6.1.

11.4	The Charity shall have the right to terminate this Agreement forthwith, upon written notice to the Company If, by way of merger, acquisition or otherwise, the Company becomes a Tobacco Party.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

11.5	The Parties may by mutual written agreement terminate this Agreement for any reason, including, if in their opinion the objectives of the Clinical Trial cannot be achieved.

12.	CONSEQUENCES OF TERMINATION

12.1	In the event of termination of this Agreement by the Company:

12.1.1
subject to Clause 12.1.3 and 12.8, the Charity shall, within thirty (30) days, return to the Company or destroy (by a method specified by the Company) and at the Company’s cost and expense any remaining quantities of the Company Materials and/or Confidential Information of the Company in the Charity’s possession or control;

12.1.2
where the Charity has commenced the Clinical Trial, the Charity shall within thirty (30) days of finalisation of the last Case Report Form submit to the Company copies of all completed Case Report Forms and Data Listings for the Clinical Trial. The Charity shall be entitled to retain the original Case Report Forms for its own records; and

12.1.3
where the Charity has commenced the Clinical Trial, the Charity shall nonetheless be entitled to continue to manufacture the Investigational Medicinal Product  and continue to provide such Investigational Medicinal Product to: (i) any particular Clinical Trial Subject who has commenced treatment; and/or (ii) any Clinical Trial Subject where the Regulatory Authority and/or Ethics Committee request or require that such provision occurs, unless, in either case, termination occurs under Clause 11.2.3 or 11.5.

12.2	In the event of any termination of this Agreement pursuant to Clause 11.2.1 or Clause 11.2.2 by CRT or the Charity:

12.2.1	the Option shall lapse forthwith;

12.2.2	the Company shall within thirty (30) days of the date of such termination reimburse the Charity all Costs; and

12.2.3
the Charity shall be entitled to (as applicable) commence and complete the Clinical Trial and the Company shall provide the Charity with the necessary assistance to allow the Charity to do so. For the avoidance of doubt, the licence granted by the Company under Clause 6.1 shall continue to the extent necessary to allow the Charity to commence and complete the Clinical Trial; provided, that upon completion or termination of the Clinical Trial the Charity shall, within thirty (30) days return to the Company or destroy (by a method specified by the Company) and at the Company’s cost and expense any remaining quantities of the Company Materials and/or Confidential Information of the Company in the Charity’s possession or control.

12.3	In the event of termination of this Agreement pursuant to Clause 11.3 by the Charity or pursuant to Clause 11.5:

12.3.1
subject to Clause 12.3.2 and 12.8, the Charity shall, within thirty (30) days, return to the Company or destroy (by a method specified by the Company) and at the Company’s cost and expense any remaining quantities of the Company Materials and/or Confidential Information of the Company in the Charity’s possession or control;

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

12.3.2
except for termination under Clause 11.3.4, where the Charity has commenced the Clinical Trial, the Company shall nonetheless continue to permit the Charity to continue to provide Investigational Medicinal Product to: (i) any particular Clinical Trial Subject who has commenced treatment; and/or (ii) any Clinical Trial Subject where the Regulatory Authority and/or Ethics Committee request or require that such provision occurs;

12.3.3
where the Charity and CRT consider it appropriate to do so in light of the reason for termination, for a period of thirty (30) days from the date of termination (or such longer period as CRT may notify) CRT will offer the Company the option, exercisable by written notice to CRT, to enter into the Licence in respect of those Clinical Trial Results in existence at the date of termination and subject to agreement between CRT and the Company on amended financial and other terms for the Licence to reflect that the Clinical Trial was not completed. If the Parties have not been able to agree amended financial terms within thirty (30) days of the date CRT receives the Company’s exercise notice the Parties at their joint cost and expense shall obtain an Independent Opinion on a fair and reasonable reduction to the financial terms.

12.4
In the event of termination of this Agreement pursuant to Clause 11.2.3, the Charity shall, within thirty (30) days, return to the Company or destroy (by a method specified by the Company) and at the Company’s cost and expense any remaining quantities of the Company Materials and/or Confidential Information of the Company in the Charity’s possession or control.

12.5	Termination of this Agreement for whatever reason shall not affect the accrued rights of the Parties arising out of this Agreement as at the date of its termination.

12.6
The provisions of the following Clauses shall survive the expiration or termination of this Agreement 5 (Confidentiality/Publication), 6.3 (Assignment of Clinical Trial Results to CRT), 6.5 (Covenant not to sue), 8.4 to 8.6 inclusive (Limits or exclusion of liability), 8.7 (Exclusion of other warranties), 9 (Indemnities), 10 (Assignment), 12 (Consequences of termination), 13 to 23 inclusive (Dispute Resolution to Third Party Rights inclusive).

12.7
The Charity shall retain copies of the Company’s Confidential Information and the Clinical Trial Results in accordance with ICH GCP and as otherwise required under the Charity’s obligations as Sponsor of the Clinical Trial.

13.	DISPUTE RESOLUTION

13.1
Insofar as this Agreement provides that a matter shall be resolved by Independent Opinion, the opinion of the appointed independent expert (who shall act as an expert and not as an arbitrator) shall be final and binding on the Parties. In the event of a Party seeking an Independent Opinion under this Agreement, each Party shall make written submissions to the expert and to the other Parties within fourteen (14) days of the appointment. Each Party shall have seven (7) days to respond to the others’ submissions. The expert shall be requested to deliver his Independent Opinion within a further thirty (30) days. The costs of any Independent Opinion shall be borne in such proportions as the expert may determine in his Independent Opinion to be fair and reasonable in all the circumstances or, if no such determination is made in the Independent Opinion, by the Parties in equal proportions.

13.2
It shall be a condition precedent to the commencement of any action in court or other tribunal (save an action for an interim injunction or an Independent Opinion sought under Clause 13.1) in respect of any dispute relating to this Agreement that the Parties have sought to resolve the dispute by one Party notifying the others in writing for resolution to the Chief Executive Officer of CRT, the Director of Drug Development of the Charity and the CEO of the Company (or their express delegates) (the “Representatives”) who shall meet (whether in person or via teleconference) within twenty one (21) days of such notice to seek resolution in good faith. If the Representatives are unable to resolve the dispute at such meeting, any Party may pursue any remedy available to such Party at law or in equity, subject to the terms and conditions of this Agreement and the other agreements expressly contemplated hereunder.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

13.3
This Agreement shall be governed by and construed in accordance with English Law and, subject to the provisions of Clause 13.1 and 13.2, each Party agrees to submit to the exclusive jurisdiction of the English Courts (except in respect of disputes under Clause 5 where jurisdiction is non-exclusive).

14.	NOTICES

14.1	Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been given:

14.1.1	upon delivery if given in person; or

14.1.2	upon confirmation of receipt if sent by facsimile (or other similar means of electronic communication such as email); or

14.1.3	(if posted to an inland destination) three (3) business days after deposit into First Class post;

14.1.4	(If posted to an overseas destination) five (5) days after deposit into airmail post; or

14.1.5	upon delivery by air delivery service;

to a Party at the address or fax number set out below for such Party or such other address as the Party may from time to time designate by written notice to the other Parties.
Address of the Company
Asterias Biotherapeutics
230 Constitution Dr
Menlo Park, CA 94025
Contact:                    Legal/contracts
Fax:                               001 650 433 2900

Address of the Charity
Cancer Research UK
Angel Building
407 St. John Street
London EC1V 4AD
England
Contact:                    Director of Drug Development
Fax:                                +44 (0) 20 7121 6700

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].
With a copy to:
Cancer Research UK
Angel Building
407 St. John Street
London EC1V 4AD
England
Contact:                    Hayley Farmer
Fax:                                +44 (0) 20 7121 6700

Address of CRT
Cancer Research Technology Limited
Angel Building
407 St. John Street
London
EC1V 4AD
United Kingdom
Contact:                    Chief Executive Officer
Fax:                                +44 (0) 20 3014 8633

15.	WAIVER

15.1
No failure or delay on the part of any Party hereto to exercise any right or remedy under this Agreement shall be construed as or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be.

16.	FORCE MAJEURE

16.1
No Party shall be liable to any other Party or shall be in default of its obligations hereunder if such default is the result of any cause beyond the reasonable control of the Party affected including war, hostilities, revolution, civil commotion, strike, epidemic, accident, fire, wind, flood or because of any act of God . The Party affected by such circumstances shall promptly notify the other Parties in writing when such circumstances cause a delay or failure in performance (a “Delay”) and where they cease to do so. In the event of a Delay lasting for twenty six (26) weeks or more either of the non-affected Parties shall have the right to terminate this Agreement immediately by notice in writing to the affected Party.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

17.	SEVERABILITY

17.1
If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or parts thereof of this Agreement, or the application hereof to any circumstances, to be invalid or to be unenforceable in a final non-appealable order, the remainder of this Agreement and the application of such term, provision or condition or part thereof to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the other terms, provisions and conditions of this Agreement shall be valid and enforceable to the fullest extent permissible by law.

18.	ENTIRE AGREEMENT

18.1
This Agreement embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral or written agreements, understandings or arrangements relating to the subject matter of this Agreement. No Party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement unless otherwise agreed between the Parties and recorded in writing. In the event of any inconsistency between this Agreement and the Protocol, the terms of this Agreement shall govern.

19.	AMENDMENT

19.1	This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

19.2	The Charity shall at all times be free to amend, modify, vary or supplement any of the Charity’s Standard Operating Procedures.

20.	PUBLIC ANNOUNCEMENTS

20.1
The text of any press release, shareholders’ report or other communication to be published or disclosed in any way by or on behalf of the Company by or in the media concerning the Charity, the Contributors or the Experts, the subject matter of this Agreement or concerning this Agreement itself, other than as required by law or by any regulatory or government authority or the rules of any securities exchange, shall be submitted to the Charity and CRT at least seven (7) days in advance of publication or disclosure for approval, such approval not to be unreasonably withheld; provided, that disclosure that repeats or restates prior public disclosure permitted by this Agreement need not be submitted to the Charity or CRT for approval.

21.	PAYMENTS

21.1
All payments due to CRT and the Charity under this Agreement shall be made in cleared funds in pounds sterling to the bank accounts nominated by CRT and the Charity respectively from time to time. All costs of transmission shall be borne by the Company.

21.2	All payments under this Agreement are expressed to be exclusive of value added tax howsoever arising, which the Company shall pay in addition to those payments.

21.3
Save as expressly set out in Clause 7.2, all amounts due under this Agreement shall be paid in full without any deduction or withholding other than as required by law and the Company shall not be entitled to assert any credit, set-off or counterclaim against CRT or the Charity in order to justify withholding payment of any such amount in whole or in part.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

21.4
Where a Party does not receive payment of any sums due to it by the due date, interest shall accrue both before and after any judgement on the sum due and owing to such Party at the rate equivalent to an annual rate of four percent (4%) over the then current base rate of Natwest Bank, calculated on a daily basis, until the full amount is paid, without prejudice to such Party’s right to receive payment on the due date.

22.	DATA PROTECTION

22.1
The Parties’ attention is drawn to the Data Protection Act 1998, Directive 95/46/EC of the European Parliament and any national or European legislation and/or regulations implementing them or made in pursuance of them (all referred to together as the “Data Protection Requirements”).

22.2
Each Party warrants that it will observe all its obligations under the Data Protection Requirements which arise in connection with the performance of this Agreement and in particular that it will process and use any personal data fairly and lawfully.

23.	THIRD PARTY RIGHTS

23.1
Save for the third parties identified in Clauses 5.5 (Contributors’ right to publish), 6.5 (Covenant not to sue), 9.1 and 9.2 (Indemnities) and 9.3 (No fault compensation scheme), who shall have the benefit of those respective Clauses, this Agreement shall not create any rights that shall be enforceable by anyone other than the Parties to this Agreement. The rights created in Clauses 5.5, 6.5, 9.1, 9.2 and 9.3 may be altered or extinguished by the Parties without consent of any third party beneficiary of such rights.

24.	EXECUTION

24.1
This Agreement may be executed in any one or more number of counterpart agreements, and as scanned email attachments, and all signatures and counterparts so exchanged shall be considered as original and shall be deemed to form part of and together constitute this Agreement.

IN WITNESS whereof this Agreement has been executed by duly authorised officers of the Parties on the day first above written.

Signed by:	***

Name:	***
Title:	***

For and on behalf of
CANCER RESEARCH TECHNOLOGY LIMITED

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Signed by:	***

Name:	***

Title:	***

For and on behalf of
CANCER RESEARCH UK

Signed by:	/s/ Pedro Lichtinger

Name:	/s/ Pedro Lichtinger

Title:	CEO

For and on behalf of
ASTERIAS BIOTHERAPEUTICS, INC.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 1
Company Patent Rights

Schedule 1A:	Company Owned Patent Rights

File #	Title	Country	App # / Patent #	Status	Filing date	Expiration date
***	***	***	***	***	***	***

1

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 1B: hTERT Licensed Patents

File #	Title	Country	App #/ Patent #	Status	Filing date	Expiration date
***	***	***	***	***	***	***

2

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 1C:  University of Western Ontario Licensed Patents

File #	Title	Country	App #/ Patent #	Status	Filing date	Expiration date
***	***	***	***	***	***	***

3

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 1D:	Isis Licensed Patents

File #	Title	Country	App #/ Patent #	Status	Filing date	Expiration date
***	***	***	***	***	***	***

4

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 1E:	Merix/Duke Licensed Patents

File #	Title	Country	App #/ Patent #	Status	Filing date	Expiration date
***	***	***	***	***	***	***

5

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 1F:
(intentionally blank)

6

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 1G:  Immunomic/JHU Licensed Patents

***

7

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 1H:	WARF Intellectual Property

WARF Patents

WARF REFERENCE NUMBER	COUNTRY	APPLICATION SERIAL NUMBER	FILING DATE	PATENT NUMBER
***

Wisconsin Materials
***

8

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 2
Report Synopsis Headings

Name of Sponsor/Company:	Individual Study Table Referring to Part of the Dossier Volume: Page:
Name of Finished Product:
Name of Active Ingredient:
Title of Study:
Investigators:
Study Centre(s):
Publication (reference):
Studied period (years): (date of first enrolment) (date of last completed)	Phase of development:
Objectives:
Methodology:
Number of Patients (planned and analysed):
Diagnosis and main criteria for inclusion:
Test product, dose and mode of administration, batch number:
Duration of treatment:
Reference therapy, dose and mode of administration, batch number:

1

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Name of Sponsor/Company:	Individual Study Table Referring to Part of the Dossier Volume: Page:
Name of Finished Product:
Name of Active Ingredient:
Criteria for evaluation: Efficacy: Safety:
Statistical methods:
SUMMARY – CONCLUSIONS EFFICACY RESULTS: SAFETY RESULTS: CONCLUSION: Date of the report:

2

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 3
Safety Information

A.
Cancer Research UK and Asterias Biotherapeutics Inc. have entered into a clinical trial agreement (the “Clinical Trial Agreement”) (of which this document is Schedule [3]) under which they agreed to collaborate in connection with a Phase [I/II] clinical trial of the Investigational Medicinal Product in  accordance with the Protocol.

B.	The procedure in this Schedule describes how safety information regarding the Investigational Medicinal Product (“IMP”) will be communicated as it becomes known.

1	DEFINITIONS

“Adverse Event” (or “AE”) means any untoward medical occurrence in a patient or clinical trial subject administered a medicinal product, which does not necessarily have a causal relationship with this treatment.

An AE can therefore be any unfavourable and unintended sign (including an abnormal laboratory finding, for example), symptom or disease temporally associated with the use of a medicinal product, whether or not considered related to the medicinal product.

An AE includes but is not limited to:

•	a clinically significant worsening of a pre-existing condition. This includes conditions which may resolve completely and then become abnormal again;
•	an AE occurring from an overdose of an IMP, whether accidental or intentional; and
•	an AE occurring as a result of a quality issue with a batch of IMP.

Other reportable events which must be treated as AEs include:

•	pregnancy exposure to an IMP. Any pregnancy occurring in a patient or a patient’s partner during treatment with an IMP or occurring within six months of the last dose of study drug administration, must be reported within the same timelines as a Serious Adverse Event (as defined below), even if the patient has been withdrawn from the clinical trial;
•	overdose with or without an AE;
•	inadvertent or accidental exposure to an IMP with or without an AE; and
•	any adverse event which is serious and which could be related to the protocol procedures, and which could modify the conduct of the clinical trial.

“Development International Birth Date” (or “DIBD”) means the first date that clinical trial authorisation is given by a Regulatory Authority for an interventional clinical trial using the IMP anywhere in the world.

“Development Safety Update Report” (or “DSUR”) means a periodic safety report in relation to use of the IMP in the Clinical Trial which: (i) is written by or on behalf of the Charity in accordance with the Charity’s Standard Operating Procedures; (ii) meets the standards of the ICH Guidelines for Development Safety Update Reports as per ICH Topic E2F; and (iii) is required to be submitted annually to the Regulatory Authority in each ICH member state in which the clinical trial is conducted (and to the applicable Ethics Committee) within 60 days of the anniversary of the date of the DIBD.

3

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Global Development Safety Update Report” (or “GDSUR”) means a periodic safety report in relation to use of the IMP in two or more clinical trials which: (i) meets the standards of the ICH Guidelines for Development Safety Update Reports as per ICH Topic E2F; and (ii) is required to be submitted annually to the Regulatory Authority in each ICH member state in which the clinical trial is conducted (and to the applicable Ethics Committee) within 60 days of the anniversary of the date of the DIBD.

“Investigator’s Brochure” (or “IB”) means a compilation of the clinical and non-clinical data on the Investigational Medicinal Product or products which are relevant to the clinical trial of the product or products in human subjects.

“Medically Important Event” (or “MIE”) means any event that may jeopardise the patient or may require intervention to prevent one of the outcomes listed above.  The Charity may identify certain events which must be treated as medically important by both Parties, and subject to expedited reporting.

“Serious Adverse Event” (or “SAE”) means any untoward medical occurrence or effect (an adverse event) that at any dose, regardless of causality or expectedness, results in:

•	death;
•	is life-threatening;
•	requires in-patient hospitalisation or prolongs existing in-patient hospitalisation;
•	results in persistent or significant incapacity or disability;
•	is a congenital anomaly or birth defect; or
•	is any other Medically Important Event (as defined below).

These characteristics/consequences have to be considered at the time of the event.  For example, regarding a life- threatening event, this refers to an event in which the subject was at risk of death at the time of the event; it does not refer to an event which hypothetically might have caused death if it were more severe.

“Suspected Unexpected Serious Adverse Reaction” (or “SUSAR”) means all serious adverse events that are suspected to be related to an investigational medicinal product and that are unexpected.

“Sponsor” means an individual, company, institution or organisation which takes responsibility for the initiation, management and/or financing of a clinical trial.

All capitalised words shall have the same meaning as in the Clinical Trial Agreement unless expressed otherwise.

2

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

2.	PROCEDURE

2.1	Reporting of SAEs

2.1.1	Reporting of SAEs by the investigational sites to the Company or the Charity, as the case may be

The Company shall, if it (or any of its licensees or sub-licensees) is carrying out clinical trials on Related Products, use all reasonable endeavours to

•	monitor, and ensure that it receives from the investigational site within twenty four (24) hours of the investigator or any member of the study team becoming aware of the event) initial reports on SAEs from clinical trials of the Related Products; and

•	actively seek follow-up information from the investigational site on SAEs from clinical trials of the Related Products until full details (including diagnosis if available, causality, outcome and cause of death if fatal) are reported.

The Charity shall use all reasonable endeavours to:

•	monitor, and ensure that it receives from the investigational site within twenty four (24) hours of the Principal Investigator or any member of the study team becoming aware of the event) reports on SAEs from the Clinical Trial; and

•	actively seek follow-up up information from the investigational site on SAEs from the Clinical Trial until full details (including diagnosis if available, causality, outcome, and cause of death if fatal) are reported.

2.1.2	Reporting of SAEs to the other Party

Within seven (7) calendar days of receipt by the Company for fatal and life-threatening SUSARs (where day 0 is the day the Company became aware of the event) and within fifteen (15) calendar days of receipt by the Company for all other SUSARs, the Company shall report to the Charity all initial and follow-up information on all SUSARs from clinical trials with the Related Products for which the Company is the Sponsor.

The reports shall be in the form of a CIOMS or MedWatch form.

The Company shall send reports preferably as e-mail attachments, or alternatively by fax, to:

Pharmacovigilance Group
Drug Development Office
Cancer Research UK

E-mail: SAE@cancer.org.uk
Fax +44 20 7983 9547

Within seven (7) calendar days of receipt by the Charity for fatal and life-threatening SUSARs (where day 0 is the day the Charity became aware of the event) and within fifteen (15) calendar days of receipt by the Charity for all other SUSARs, the Charity shall report to the Company all initial and follow-up information on all SUSARs from clinical trials with the IMP for which the Charity is the Sponsor.

3

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].
The reports shall be in the form of a CIOMS form.

The Charity shall send reports preferably as e-mail attachments, or alternatively by fax, to:

Asterias Biotherapeutics
Attn: Medical Monitor
230 Constitution Dr.
Menlo Park, CA 94025
Fax:  (650)433-2998
medicalmonitor@asteriasbio.com

2.1.3	Late Reports

If either Party fails to provide reports to the other Party within the timelines described above, they must provide to the other Party a legitimate reason for lateness and immediately provide evidence of corrective action taken.

2.2	Expedited Reporting to Regulatory Authorities and Ethics Committee(s)

Each Party shall fulfil its local regulatory obligations in relation to the clinical trials it Sponsors.

The Company will report to the appropriately all SUSARs originating from clinical trials with the Related Products for which it is the Sponsor.

The Charity will report to appropriately all SUSARs originating from clinical trials with the Investigational Medicinal Product for which it is the Sponsor.

2.3	Quarterly Exchange of Line Listings

During the currency of the clinical trials, with a view to reconciling SAEs between the Parties, a line listing of all SAEs received during the previous quarter originating from clinical trials with the IMP for which the Party is the Sponsor shall be exchanged between the Parties on a quarterly basis

Each line listing shall include sufficient information to identify the patient and the event, i.e., case reference, study ID, patient ID, (Number, age and gender) SAE (verbatim term), date event(s) became serious, investigator causality to IMP, maximum grade using NCI CTCAE criteria, and outcome of event.

Each Party shall send line listings preferably as e-mail attachments, or alternatively by fax, to the contact details specified in 2.1.2.

2.4	Trials of Related Product(s)

The Company shall keep the Charity informed about clinical trials in which the Related Products arebeing used. The Company shall do this by providing to the Charity for each clinical trial a summary protocol and a summary of all protocol amendments relating to safety on an ongoing basis.  The Company will be open to questions on safety issues arising from these documents.

4

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

2.5	Development Safety Update Report

2.5.1	In the event that the Clinical Trial is the only clinical trial being conducted on the IMP anywhere in the world, the Charity will be responsible for the preparation and submission of the DSUR.

The Development International Birth Date (DIBD) to be used will be [DD‑MMM‑YYYY].

The Party responsible for the Development Safety Update Report or Global Development Safety Update Report shall provide the other Party with a draft for review. The reviewing Party shall have fourteen (14) calendar days to comment on the draft. The responsible Party shall give due consideration to any comments that the reviewing Party might make, and provide the reviewing Party with a copy of the final report.

2.6	Investigator’s Brochure (“IB”)

The Charity will produce the Investigator Brochure.  The Charity will provide an annual update to the IB or provide confirmation that an annual review of safety data has been carried out and no update is required.

The Charity must promptly provide the Company with a copy of each version of the IB within fourteen (14) calendar days of the IB version being issued.  Should the Charity disallow photocopying, it shall provide the other Party with sufficient copies of each version of the IB to allow at least one copy to be distributed to each of the Company’s investigational sites, plus two copies for the Company’s own use.  If requested, the Company will distribute and document numbered copies of the IB.

2.7	Safety Information from Other Sources

Each Party shall promptly review all information concerning safety of the IMP or Related Products that is obtained or otherwise received from any source, foreign or domestic, including data derived from clinical trials, epidemiological studies, animal experiments, commercial marketing experience, reports as part of scientific literature and unpublished scientific papers.

Any such information that is deemed important, i.e. could result in changes to protocols, patient information sheets or IB, shall be communicated within seven (7) calendar days to the other Party using the same means as for expedited SAE reports.

5

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

2.8	Developments and Enquiries

Each Party shall advise the other of any regulatory or other developments affecting the safety of the IMP or Related Products, e.g., proposed recalls, labelling and other registration dossier change, any proposed changes to manufacturing, IMP quality complaints or quality issues.

Each Party shall advise the other Party of any enquires from Regulatory Authorities and Ethics Committees concerning the safety of the IMP or Related Products.  The Parties shall collaborate fully, and in a timely manner, in providing a response to such enquiry.

2.9	Language

The Parties agree to communicate with each other and prepare documents on the Investigational Medicinal Product or Related Products in English.

6

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 4
Licence

THIS AGREEMENT is made the________ day of ____________________20[●●]

BETWEEN:

(1)	CANCER RESEARCH TECHNOLOGY LIMITED, a company registered in England and Wales under number 1626049 with registered office at Angel Building, 407 St. John Street, London, EC1V 4AD, England] (“CRT”); and

(2)	ASTERIAS BIOTHERAPEUTICS, INC., a Delaware company with principal place of business at 230 Constitution Drive, Menlo Park, CA94025, USA (the “Company”).

RECITALS

(A)	CRT is a wholly owned subsidiary of Cancer Research UK (the “Charity”) and is, by arrangement with the Charity, responsible for the management, exploitation and commercialisation of intellectual property generated by the Charity or using funding from the Charity.

(B)	Pursuant to a Clinical Trial and Option Agreement between CRT, the Charity and the Company dated [●●●] attached at Appendix 2 (the “CTOA”) the Charity has conducted the Clinical Trial (as defined below) and assigned the results of such Clinical Trial and all intellectual property therein to CRT.

(C)	CRT has agreed to grant the Company a licence under the Licensed Intellectual Property (as defined below) upon the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	In this Agreement except where the context requires otherwise, the following words and expressions shall have the following meanings:

“Accountancy Opinion”
means the opinion of an independent United Kingdom chartered accountant appointed by agreement between the Parties or in default of such agreement within twenty one (21) days of either Party seeking in writing to the other to appoint such accountant, at the request of either Party, by the President for the time being of the Institute of Chartered Accountants in England and Wales, referred to in Clauses 1, 6.3 and 24.1.

“Affiliate”	has the same meaning as that ascribed to that phrase in the CTOA.
“Affordable Price”
means in relation to a Licensed Product: (i) a determination by the UK Pricing Authority that such Licensed Product should be used within the NHS; and/or (ii) approval by the UK Pricing Authority of the price proposed by the Company or its Sub-Licensee in relation to sales of that Licensed Product in the United Kingdom (or one or more constituent countries thereof).

1

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Agreement” “BLA”
means this agreement and each of the Appendices as amended from time to time in accordance with Clause 21.

means, in relation to any Licensed Product, a biologics licence application, supplementary biologics licence application or any of their equivalents filed with the United States Food and Drugs Administration (FDA) or any successor to it, a marketing authorisation application or its equivalent filed with the European Medicines Agency (EMEA) or any successor to it, or a marketing authorisation application or a product licence application or equivalent filed with the relevant Regulatory Authority in any one or more countries or regions within the Territory.

“Clinical Trial”	has the same meaning as that ascribed to that phrase in the CTOA.
“Clinical Trial Results”	has the same meaning as that ascribed to that phrase in the CTOA.
“Commencement”	means the first dosing of a human subject in a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial (as context requires).
“Company Combination Patent Rights” “Company Foreground Patent Rights”	has the same meaning as that ascribed to that phrase in the CTOA. Means those of the Company Patent Rights with applications solely or primarily related to the Product and Related Products.
“Company Intellectual Property”	has the same meaning as that ascribed to that phrase in the CTOA.
“Company Patent Rights”	has the same meaning as that ascribed to that phrase in the CTOA.
“Competing Programme”
means a research and development programme, other than one conducted by the Charity or CRT or any of their Affiliates under the CTOA, under which human subjects in a clinical trial have or are to be administered a cell based therapy that incorporates the hTERT Antigen .

2

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Confidential Information”
means all information relating to the manufacturing methods, product specifications, customers, suppliers, business partners, clients, finances, operating budgets and forecasts, business plans and products, and the Development Plan, as revised or amended from time to time (in each case actual or prospective) of a Party which is not in the public domain and which is acquired by the other Party pursuant to this Agreement.

“Contributors”	has the same meaning as that ascribed to that phrase in the CTOA.
“Control”
means the possession (directly or indirectly) of fifty per cent or more of the voting stock or other equity interest of a subject entity with the power to vote, or the power in fact to control the management decisions of such entity through the ownership of securities or by contract or otherwise and “Controls” and “Controlled by” shall be construed accordingly.

“Currency”	means pounds sterling or such other currency as CRT may reasonably specify from time to time.
“Data Exclusivity Period”
means any period of clinical trial data or other regulatory exclusivity, together with any such periods under national implementations in the European Union of Article 10.1 of Directive 2001/EC/83 and all equivalents elsewhere in the Territory.

“Data Listings”	has the same meaning as that ascribed to that phrase in the CTOA.
“Development Plan”
means the development plan at Appendix 1 (as the same shall be updated in accordance with Clause 3.1) which describes: (i) the steps to be taken to develop Licensed Products (including at least one Primary Licensed Product) within the Field and the Territory; (ii) the relevant timescales within which such steps will be taken; and (iii) the estimated costs associated with each step.

“Effective Date”	means the date this Agreement is made.
“Exclusive Results”	has the same meaning as that ascribed to that phrase in the CTOA.
“Expert Opinion”
means the opinion of an independent expert appointed by agreement between the Parties or in default of such agreement within twenty one (21) days of either Party seeking in writing to the other to appoint such expert, by the President for the time being of the Association of the British Pharmaceutical Industry referred to in Clauses 12.3 and 24.1.

3

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Field”	means the use of the Product and/or any Related Product(s) in immunotherapy applications using ***, for the treatment, prophylaxis, prevention and/or cure of human disease and conditions.
“Final Report” “First Commercial Sale”
has the same meaning as that ascribed to that phrase in the CTOA.

means, with respect to a Licensed Product, the first transfer or disposition for value of such Licensed Product by or on behalf of the Company or a Sub-Licensee or an Affiliate of either of them, after all relevant Regulatory Authorisations for the transfer or disposition of such Licensed Product have been obtained in respect of the relevant region or country.

“FTO Royalties”
means, on a Licensed Product by Licensed Product basis, any royalties on the sale of a Licensed Product payable by the Company under a license from a third party (after the application of any royalty stacking provisions contained therein) to the extent that: (i) but for such license the manufacture, sale, use or distribution of such Licensed Product would infringe the Intellectual Property Rights of such third party licensor, and (ii) such royalty payable is reasonably attributable to the grant of rights used in respect of a Licensed Product and not to unrelated rights also granted pursuant to the same agreement and/or by the same third party licensor.

“hTERT Antigen”	has the same meaning as that ascribed to that phrase in the CTOA
“Indication”
means a disease classification block as defined within the ‘International Statistical Classification of Diseases and Related Health Problems’ as published from time to time by the World Health Organization (e.g. “C50 Malignant neoplasm of Breast”, “C92 Myeloid leukaemia”, “B20 Human immunodeficiency virus [HIV] disease resulting in infectious and parasitic diseases”, “M34 Systemic sclerosis”).

“Investigational Medicinal Product” or “IMP”	has the same meaning as that ascribed to that phrase in the CTOA.
“Intellectual Property Rights”	has the same meaning as that ascribed to that phrase in the CTOA.

4

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Know-How”	has the same meaning as that ascribed to that phrase in the CTOA.
“Licensed Intellectual Property”	means the Clinical Trial Results and all Intellectual Property Rights therein.
“Licensed Product”	means any Primary Licensed Product and any Related Licensed Product
“Major Markets”	means ***.
“Milestone Event”	has the meaning specified in Clause 4.2.
“Milestone Payments”	has the meaning specified in Clause 4.2.

“Net Sales Value”
means, in relation to Licensed Product:

the gross amount invoiced by the Company or Sub-Licensee or Affiliate of the Company or a Sub-licensee less any value added tax or other sales tax, transport charges (including transport insurance) and costs of packaging to the extent that any of those items are included as separate items in the amount so invoiced, and after deducting any allowances for lost or damaged items or permitted returns, and discounts allowed and rebates given in the normal course of trade, and in the event of more than one such sale, the first such sale;

“New Company IP”	means any Intellectual Property Rights developed by or on behalf of the Company on or after the Effective Date that directly relate to a Licensed Product and its use.
“Non-Exclusive Results”	has the same meaning as that ascribed to that phrase in the CTOA.
“Oncology Indication”	means an Indication in the range C00 – D48 (e.g. “C50 Malignant neoplasm of Breast”, “C92 Myeloid leukaemia”).
“Party”	means either party to this Agreement and “Parties” means both of them.
“Patent Rights”	has the same meaning as ascribed to that phrase in the CTOA.
“Phase II Clinical Trial”
means a clinical trial of a Licensed Product (or in the adaptation of an existing clinical trial) in any country that would satisfy the requirements of 21 CFR §312.21(b) and is intended to establish dose response and/or preliminary data on the efficacy of Licensed Product and/or route of administration of the Licensed Product.

5

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

“Phase III Clinical Trial”
means a clinical trial of a Licensed Product (or the adaptation of an existing clinical trial) to be a larger scale (than Phase I or Phase II), usually multi-centered trial in any country that would satisfy the requirements of 21 CFR §312.21(c) and is intended to establish the efficacy and safety of the Licensed Product or any other human clinical trial of the Licensed Product intended as a pivotal trial for regulatory approval purposes whether or not such trial is a traditional Phase III trial.

“Phase III Clinical Trial Completion”	means the date of the last treatment visit of the last human subject under the relevant Phase III Clinical Trial.
“pound” and “£”	means British pound sterling or if England changes its currency during the Term, then a sum equivalent in the new currency based on the spot exchange rate at the date of adoption of the new currency.
“Price Approval”	means, in those countries in the Territory where Regulatory Authorities may approve or determine pricing and/or pricing reimbursement for pharmaceutical products, such approval or determination.
“Primary Licensed Product”	means any product that contains the Product whether or not as the sole active ingredient.
“Product”	has the same meaning as ascribed to that phrase in the CTOA.
“Product Manufacturing Process”	has the same meaning as ascribed to that phrase in the CTOA.
“Quarter”	means any of the three-monthly periods commencing on the first day of any of the months of January, April, July, and October in any year and “Quarterly” has a corresponding meaning.
“Regulatory Authorisations”
means all marketing authorisations, approvals, clearances and authorisations that may be required by a Regulatory Authority in any country or region within the Territory prior to Phase II Clinical Trial Commencement and/or Phase III Clinical Trial Commencement and/or commercial sale of the Licensed Product, including any necessary variations thereto, but excluding always any Price Approvals.

“Regulatory Authority”
means any local or national agency, court, authority, department, inspectorate, minister, ministry official or public or statutory person (whether autonomous or not) of, or of any government of, any country having jurisdiction over this Agreement or either of the Parties or over the development or marketing of medicinal products including, the European Medicines Agency and the European Court of Justice.

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“Related Licensed Product”
means any product that is not a Primary Licensed Product and:

(a)            which contains a Related Product, whether or not as the sole active ingredient; and/or

(b)            whose application for a Regulatory Authorisation from a Regulatory Authority in any jurisdiction included the Clinical Trial Results and/or the Final Report and/or the Data Listings or any part of any of them

Related Product	has the same meaning as that ascribed to that phrase in the CTOA.
“Signature Fee”	means the sum of ***.
“Sub-Licence Revenue”
means any monies or non-monetary consideration (including securities) receivable from time to time by the Company or an Affiliate in respect of: (i) any sub-licence granted by the Company or an Affiliate under this Agreement; (ii) any licence granted by the Company or an Affiliate (whether under the Company Intellectual Property or otherwise) to sell Licensed Products anywhere in the Territory; and/or (iii) the grant of the right to acquire such a sub-licence or licence, including, in each case, option fees, licence issue fees or other up-front payments, annual licence fees, or other lump sum payments which are attributable to the grant of the rights in question, but excluding: (i) any milestone payments due on the achievement of specific development or sales milestones that are additional to those listed in Clause 4.2;  (ii) royalties as referred to in Clause 4.5; (iii) sales to distributors or wholesalers for resale, and sales made by sales agents, where in any such case the sales have already been or will be accounted for to CRT in determining Net Sales Value; and (iv) any money or non-monetary consideration (including securities or licences of patents, know-how, or other intellectual property) received by the Company from an Affiliate,  provided that such money or non-monetary consideration shall not reduce the Net Sales Value of any Licensed Product sold by the Company or any Affiliate. In the case of non-monetary Sub-Licence Revenue, the value shall be assessed at the date of receipt of the same by the Company or, at the option of CRT, at the date the non-monetary consideration is realised as monetary and in the absence of agreement by the Parties, the value shall be determined by Accountancy Opinion.

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“Sub-Licensee”
means any person who is granted: (i) a sub-licence in accordance with Clause 2.3 in respect of the rights granted under this Agreement (and any further tiers of sub-licence there under); and/or (ii) a licence by the Company (whether under the Company Intellectual Property or otherwise) to sell Licensed Products anywhere in the Territory, but shall not mean distributors, wholesalers, and sales agents.

“Term”	means the term of this Agreement as determined under Clause 12.1.
“Territory”	means worldwide.
“Tobacco Party”
means: (i) any entity who develops, sells or manufactures tobacco products; and/ or (ii) any entity which makes the majority of its profits from the importation, marketing, sale or disposal of tobacco products. Furthermore, Tobacco Party shall include any entity that is an Affiliate of any entity referred to in (i) or (ii).

“UK Pricing Authority”
means any supra-national, national or regional government department, authority, agency or entity (including a non-departmental public body or similar entity) with responsibility for evaluating the cost effectiveness of medicinal products in the United Kingdom (or one or more constituent countries thereof) or otherwise determining whether the NHS (or constituent parts thereof) should purchase medicinal products.

“Year”	means a calendar year.

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1.2	In this Agreement:
1.1.1	unless the context requires otherwise, all references to a particular Clause, paragraph or Appendix shall be references to that clause, paragraph or appendix, in or to this Agreement;
1.1.2	the headings are inserted for convenience only and shall be ignored in construing this Agreement;
1.1.3	unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;
1.1.4	unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality; and
1.1.5	references to the words ‘include’ or ‘including’ shall be construed without limitation to the generality of the preceding words.
2.	GRANT OF LICENCE

2.1	Subject to the provisions of this Agreement and the surviving provisions of the CTOA, CRT hereby grants to the Company:

2.1.1	***; and

2.1.2	***,

in each case to research, develop, make, have made, import, use and sell Licensed Products in the Field in the Territory and to apply for Regulatory Authorisation for such Licensed Products in any jurisdiction.

2.2	CRT hereby reserves and excepts from the *** under Clause 2.1.1 the worldwide, perpetual and irrevocable right for the Contributors and the Charity (including use by scientists funded and/or employed by the Charity) to:

2.2.1	use the Licensed Intellectual Property for the purpose of non-commercial scientific research carried out by or for or under their respective direction in accordance with their respective charitable and/or academic status, whether alone or in collaboration with a third party or third parties and whether sponsored or funded, in whole or in part, by any third party including any commercial entity; and

2.2.2	make publications in relation to the Licensed Intellectual Property and any results of research using the same in accordance with generally accepted academic practice.

2.3	The Company shall be entitled to grant sub-licences in respect of the rights granted under this Agreement, provided that:-

2.3.1	any sub-licence granted by the Company shall be expressed to terminate automatically on the termination of this Agreement for any reason;

2.3.2	the Company shall ensure that there are included in the terms of any sub-licence like obligations and undertakings on the part of the Sub-Licensee for the benefit of the Charity as are contained in this Agreement (including Clause 9 (indemnity) and Clause 14 (confidentiality) and, if further tiers of sub-licensing is allowed, this Clause 2.3) and shall further ensure that all Sub-Licensees duly comply with the same;

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2.3.3	no sub-licence shall be granted to a Tobacco Party;

2.3.4	the sub-licence (other than a sublicence with an Affiliate) shall be entered into on an arms-length basis reflecting the market value of the rights granted; and

2.3.5	the Company shall provide CRT with a copy of such sub-licence within thirty (30) days of entering into it.

2.4	Any breach of Clause 2.3 shall be deemed to be a material breach.
2.5	The grant of any sub-licence shall be without prejudice to the Company’s obligations under this Agreement. Any act or omission of any such Sub-Licensee which, if it were the act or omission of the Company would be a breach of any of the provisions of this Agreement, will be deemed to be a breach of this Agreement by the Company who will be liable to CRT accordingly.

2.6	CRT will provide the Company with any Long Term Survival Data as and when the Charity has completed collection of the same.

2.7	Subject to the restrictions, pre-approvals and limitations as outlined in Section 6.1 and Schedule 7A of the CTOA, the Company hereby grants to the Charity a non-exclusive, royalty free licence under the Company Intellectual Property (including the right to use Company Materials) for the Charity and scientists funded by the Charity to adapt and use the Product Manufacturing Process and make and have made Products and Related Products for non-commercial research purposes, provided that such research will not include clinical research without the prior written consent of the Company which shall be in Company’s sole control, on a case-by-case basis, and subject to establishment of a clinical trial agreement providing Company with appropriate safeguards and indemnities for such trial.
 2.8
If, within one year of the Effective Date of this Agreement, Company wishes to publish or publicly disclose the Clinical Trial Results, it will first provide a copy of such intended disclosure to the Charity for its review at least thirty (30) days prior to the intended date of submission for publication or public disclosure.  Charity will complete its review of such intended disclosure within thirty (30) days of receipt.  If, during its thirty (30) day review period, Charity reasonably determines that information contained within such intended disclosure will materially impact the ability of Charity, CRT, or a Contributor to publish results of, or to protect any Intellectual Property Rights arising from, the Clinical Trial, Company will, at its discretion, either remove such information prior to disclosure or delay disclosure for up to ninety (90) days to allow for protection or publication.  If Charity does not respond within thirty (30) days of receipt, it shall be deemed to have consented to the intended disclosure.  The foregoing provisions of this Clause 2.8 shall not apply to disclosure of Clinical Trial Results, or any portion thereof, by the Company to  the extent required for (a) satisfying mandatory reporting and disclosure obligations under United States and other securities laws; or (b) to existing licensors or sublicensors of the Company in order to comply with reporting obligations in existence as at the date of this agreement under Third Party Licences, provided that in the case of (b) the disclosure shall be limited to only information as may be reasonably required by the Third Party Licence  and subject to the third party that is receiving the information being bound by confidentiality obligations that are no less restrictive than those that the Company is bound by under this Agreement in respect of confidential information disclosed to it by the Charity .

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3.	PERFORMANCE

3.1	The Company shall provide an updated Development Plan to CRT on at least a six-monthly basis throughout the Term.

3.2	The Company shall use its commercially reasonable endeavours to procure the achievement of Phase II Clinical Trial Commencement within *** of the Effective Date.

3.3	The Company shall use its commercially reasonable endeavours at all times during the Term to:

3.3.1	comply with the most up-to-date version of the Development Plan;

3.3.2	develop and pursue Regulatory Authorisation for a Licensed Product for use in *** in each of ***;

3.3.3	introduce a Licensed Product for use in *** into each of *** as soon as reasonably and commercially practical following receipt of the corresponding Regulatory Authorisations and subsequently use commercially reasonable efforts to market the Licensed Product and pursue maximum market penetration in the Major Markets;

3.3.4	launch each Licensed Product in the United Kingdom as soon as practicable and in any event no later than *** after the date the first Regulatory Authorisation is granted by the European Medicines Agency; and

3.3.5	make Licensed Products that are launched in the United Kingdom available at an Affordable Price if required by a Regulatory Authority having jurisdiction over pricing in the United Kingdom.

3.4	Subject to Clause 3.5.2, at least once every six (6) months the Company shall provide CRT with a report as to the progress of the development of each Licensed Product, the progress of any applications for Regulatory Authorisation and Price Approval, and the progress of and plans for the marketing and sale of the Licensed Product and its compliance with the Development Plan, in such form and detail as CRT may reasonably require.

3.5	If, prior to the First Commercial Sale in the United Kingdom and two (2) other Major Markets, the Company undergoes a change of Control, or acquires or begins (whether independently or with a third party) a Competing Programme:

3.5.1	it shall notify CRT in writing within thirty (30) days after the change of Control occurring, or its commencement or acquisition of the Competing Programme; and

3.5.2	for the *** period following the change of Control, or commencement or acquisition of the Competing Programme, it shall provide CRT with a report described in Clause 3.4 at least once every three (3) months.

3.6	The Company shall give CRT prompt notice upon the occurrence of any Milestone Event.

3.7	The Company shall submit to CRT:

3.7.1	a copy of its detailed operating budget (including a quarterly cash flow and expenditure forecast) for the Product in respect of each Financial Year as adopted by the Company’s board (the “Annual Budget”), at least thirty (30) days prior to the commencement of the Financial Year to which the Annual Budget relates;

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3.7.2	quarterly management accounts of the Company (to include, inter alia, a (consolidated) profit and loss account, balance sheet and cash flow statement and shall indicate where such management accounts differ to any material extent from the Annual Budget for such period), within five (5) business days after the date by which such financial statements are filed with the United States Securities and Exchange Commission for such period, but in no event later than fifty (50) days after quarter close for the first three financial quarters and ninety five (95) days after close of the financial year. Such quarterly management accounts shall be prepared in accordance with United States generally accepted accounting principles consistently applied.

3.8	Any breach of Clause 3 shall be deemed to be a material breach of this Agreement.

3.9	The Company may perform its obligations under Clause 3 in whole or in part through the efforts of its Affiliates, contractors, subcontractors, licensees and sublicensees.

4.	CONSIDERATION

4.1	The Company shall pay the Signature Fee to CRT within thirty (30) days after the Effective Date.

4.2	The Company shall pay the following payments (“Milestone Payments”) to CRT after the first occurrence of each of the following events (“Milestone Events”) in accordance with this Clause 4.2 and Clause 5.2:

4.2.1	Development Milestone Events in relation to ***:

(a)	***;

(b)	***;
4.2.2	Development Milestone Events in relation to ***:

(a)	***;

(b)	***;

4.2.3	Development Milestone Events in relation to ***:

(a)	***;

(b)	***;

4.2.4	Development Milestone Events in relation to ***:

(a)	***;

(b)	***;

4.2.5	Sales Milestone Events in relation to ***

(a)	***;

(b)	***; and

(c)	***.

4.2.6	Sales Milestone Events in relation to ***

(a)	***;

(b)	***; and

(c)	***.

Upon the occurrence of each *** in respect of a Licensed Product ***, if not already triggered, the corresponding *** *** for that same Licensed Product shall be deemed to have occurred. For the avoidance of doubt a Milestone Event may be triggered by the actions of the Company, a Sub-Licensee or any third party acting on behalf of the Company or any Sub-Licensee.

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4.3	Subject to Clause 4.4, the Company shall pay to CRT:

4.3.1	***;

4.3.2	***;

4.3.3	***; and

4.3.4	***.

4.4	In the event that any Milestone Event is triggered by any Sub-Licensee, the Company shall pay to CRT the greater of: (i) ***; and (ii) ***.

4.5	Subject to Clauses 4.6 and 4.7, the Company will pay to CRT royalties on Licensed Products at the following royalty rates based on the Net Sales Value of Licensed Products in the applicable Year:

(a)	***; and

(b)	***; and

(c)	***; and

(d)	***.

4.6	The Company shall pay royalties to CRT in accordance with Clause 4.5 on a Licensed Product by Licensed Product, and country by country basis until the later of:

4.6.1	***; and

4.6.2	***.

4.6.3	***.

4.7	In the event that the Company incurs FTO Royalties with respect to a Licensed Product in a country in a Quarter the following provisions shall take effect with respect to that Licensed Product in that country in that Quarter:

4.7.1	***;

4.7.2	***;

4.7.3	***.

5.	PAYMENT AND STATEMENT

5.1	All payments due to CRT under this Agreement shall be made in the Currency in cleared funds to the following bank account:

***

or such other account as CRT may notify to the Company from time to time.

5.2	The Company shall pay to CRT:

5.2.1	the Signature Fee on the date specified in Clause 4.1;

5.2.2	each of the Milestone Payments within thirty (30) days after the relevant Milestone Event occurring;

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5.2.3	CRT’s share of Sub-Licence Revenue due under Clause 4.3 Quarterly within thirty (30) days after the end of the Quarter in which the consideration upon which Sub-Licence Revenue is based is received by the Company from Sub-Licensee ; and

5.2.4	the royalties due pursuant to Clause 4.5 Quarterly within thirty (30) days after the end of each Quarter in which the relevant Net Sales Value is invoiced by the Company or a Sub-Licensee.

5.3	Where Licensed Products are sold or Sub-Licence Revenue is received by the Company (or a Sub-Licensee) in a currency other than the Currency, the rate of exchange to be used for converting such other currency into the Currency shall be the relevant mid-spot rate for the currency quoted by the Financial Times on the last day of the Quarter to which they relate.

5.4	All costs of transmission and currency conversion shall be borne by the Company.

5.5	All payments to CRT under this Agreement are expressed to be exclusive of value added tax howsoever arising, and the Company shall pay to CRT in addition to those payments or, if earlier, on receipt of a tax invoice or invoices from CRT, all value added tax for which CRT is liable to account in relation to any supply made or deemed to be made for value added tax purposes pursuant to this Agreement.

5.6	All sums payable under this Agreement shall be paid without deduction or deferment in respect of any claims whatsoever and of any taxes except any tax which the Company is required by law to deduct or withhold. If the Company is required by law to make any such tax deduction or withholding, the Company shall pay to CRT such amount as shall, after deduction, amount to the sum referred to in this Agreement give reasonable assistance to CRT to claim exemption from or (if that is not possible) a credit for the deduction or withholding under any applicable double taxation or similar agreement from time to time in force, and shall promptly give CRT proper evidence as to the deduction or withholding and payment over of the tax deducted or withheld.

5.7	Where CRT does not receive payment of any sums due to it by the due date, interest shall accrue both before and after any judgment on the sum due and owing to CRT at the rate equivalent to an annual rate of four percent (4%) over the then current base rate of the Bank of England, calculated on a daily basis, until the full amount is paid to CRT, without prejudice to CRT’s right to receive payment on the due date.

5.8	Within thirty (30) days after the end of each Quarter, the Company shall send to CRT a written statement detailing in respect of that Quarter (including a nil report if appropriate):

5.8.1	any Milestone Payments which became due to CRT;

5.8.2	for each sub-licence, details of each item of Sub-Licence Revenue received by the Company during that Quarter and the Sub-Licence Revenue payable to CRT thereon;

5.8.3	the quantity of each type of Licensed Product sold or otherwise disposed of by the Company or any Sub-Licensees in each country in the Territory;

5.8.4	the Net Sales Value in respect of each such type of Licensed Product in each country of the Territory;

5.8.5	the aggregate Net Sales Value in respect of that Quarter for Licensed Product;

5.8.6	the type and value of deductions made in the calculation of Net Sales Value by type of Licensed Product and country;

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5.8.7	any currency conversions, showing the rates used;

5.8.8	any further information necessary for the calculation of Sub-Licence Revenue and Net Sales Value of Licensed Products and/or the royalties due to CRT; and

5.8.9	the amount of the royalties due to CRT in respect of that Quarter.

6.	ACCOUNTS

6.1	The Company shall:

6.1.1	keep and notwithstanding termination of this Agreement, maintain and shall procure that each Sub-Licensee keeps and maintains, for at least six (6) years, true and accurate accounts and records (including any underlying documents supporting such accounts and records) in sufficient detail to enable the amount of all sums payable under this Agreement to be determined; and

6.1.2	during the Term and thereafter until the said period of three (3) years relevant to the accounts and records has expired, at the reasonable request of CRT and (subject to Clause 6.2) at the expense of CRT from time to time, permit [or procure permission for] a qualified accountant nominated by CRT to inspect and audit those accounts and records and, to the extent that they relate to the calculation of those sums, to take copies of them. Subject to receiving not less than thirty (30) days written notice, the Company shall at the request of CRT assemble in one location each that is respectively convenient to the Company and Sub-Licensee(s) all such relevant accounts and records of the Company and Sub-Licensee(s).

6.2	If, following any inspection pursuant to Clause 6.1.2, CRT’s nominated accountant certifies to CRT that the payments in respect of any Quarter or Year fall short of the sums which were properly payable in respect of that Quarter or Year under this Agreement, CRT shall send a copy of the certificate to the Company and the Company shall (subject to Clause 6.3) within seven (7) days of the date of receipt of the certificate pay the shortfall to CRT and, if the shortfall exceeds two per cent (2%) of the sum properly payable, the Company shall also reimburse to CRT the reasonable costs and expenses of CRT in making the inspection.

6.3	If within seven (7) days of the date of receipt by the Company any certificate produced pursuant to Clause 6.2 the Company notifies CRT in writing that it disputes the certificate, the dispute shall be referred for resolution by Accountancy Opinion in accordance with Clause 24.1.

7.	INTELLECTUAL PROPERTY PROTECTION, PROCEEDINGS AND COSTS

7.1	The Company shall throughout the Term continue to prosecute and maintain the Company Patent Rights at its own cost and shall use commercially reasonable endeavours to maximise the scope of such Company Patent Rights, or where prosecution and maintenance of such Patent Rights is controlled by a licensor of the Company, the Company will use commercially reasonable efforts to procure that the licensor continues to prosecute and maintain such Patent Rights where the licensor has such obligation under its Third Party Licence agreement; provided that the Company shall not be obligated to commence litigation for such purpose. Notwithstanding the foregoing, if the Company elects not to prosecute or maintain any part of the Company Patent Rights it controls in any part of the Territory, the Company shall notify CRT in writing at least ninety (90) days prior to the expiration of any applicable time bars. After receipt of such notice, CRT may elect, before the expiry of any such time bars, by written notice to the Company, to take an assignment of the relevant Company Patent Rights such that CRT may continue to prosecute and/or maintain the Company Patent Rights at CRT’s sole discretion and expense.

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7.2	If the Company becomes aware that a Company Patent Right being prosecuted or maintained by one of its licensors is due to expire or the licensor has elected not to prosecute or maintain any such Company Patent Rights the Company will promptly notify CRT in writing. In the case of a licensor electing not to prosecute or maintain any Company Patent Rights (as opposed to expiration), where reasonably possible, the Company will take assignment of such Patent Rights or request the right for CRT to take assignment of such Patent Rights.

8.	WARRANTY

8.1	Each Party warrants that it has the legal capacity to enter into this Agreement.

8.2	Each Party acknowledges that, in entering into this Agreement, it does not do so in reliance on any warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

8.3	Without limiting the scope of Clause 8.2, CRT does not give any warranty, representation or undertaking:

8.3.1	as to the efficacy or usefulness or accuracy of the Clinical Trial Results; or

8.3.2	that the exercise of rights granted under this Agreement will not infringe the intellectual property or other rights of any other person.

9.	INDEMNITY

9.1	The Company shall indemnify and hold harmless CRT, the Contributors and the Charity and their respective officers, employees and agents (the “Indemnified Parties”) from and against *** arising from or in connection with the exercise of the rights granted in Clause 2 by the Company or any Affiliate of the Company or a Sub-Licensee or any affiliate of a Sub-Licensee in relation to the Licensed Product. This Clause 9 shall not limit the rights of the Company and the liabilities of CRT under Clause 9.1 of the CTOA.

9.2	Promptly after receipt by CRT of any claim or alleged claim or notice of the commencement of any action, administrative or legal proceeding, or investigation to which the indemnity provided for in this Clause 9 may apply, CRT shall give written notice to the Company of such fact and specifying that the Company shall have the option to assume the defence thereof by election in writing within seven (7) days of receipt of such notice. If the Company fails to make such election, the Indemnified Party may assume such defence and the Company will be liable for the legal and other expenses consequently incurred in connection with such defence. The Parties will co-operate in good faith in the conduct of any defence, provide such reasonable assistance as may be required to enable any claim properly to be defended and the Party with conduct of the action shall provide promptly to the other Party copies of all correspondence and documents and notice in writing of the substance of all oral communications relating to such action.

9.3	Should the Company assume conduct of the defence:

9.3.1	the Indemnified Party may retain separate legal advisers, at its sole cost and expense, save that if the Company denies the applicability of the indemnity or reserves its position in relation to the same, the indemnity in this Clause 9 shall extend to the Indemnified Party’s costs and expenses so incurred if it is subsequently resolved between the Parties or determined by a court of competent jurisdiction (after exhaustion or expiration of all rights of appeal) that the indemnity under this Clause 9 was available to the Indemnified Party in the terms claimed by the Indemnified Party; and

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9.3.2	the Company will not, except with the written consent of the Indemnified Party consent to the entry of any judgment or enter into any settlement provided always, that if the Indemnified Party unreasonably refuses to consent to such entry of judgment or settlement and the matter proceeds to trial at which a greater amount is ordered by the Court then the amount which the Indemnified Party shall be entitled to recover from the Company pursuant to this Clause 9 shall be limited to the amount for which the action would otherwise have been settled or compromised and the Indemnified Party shall assume all costs of defending the claim or proceeding from the date of the Indemnified Party’s refusal; and

9.3.3	CRT shall not admit liability in respect of, or compromise or settle any such action without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed; and

9.3.4	the Company shall not be responsible for or bound by any settlement made by CRT in breach of Clause 9.3.3.

10.	INSURANCE

10.1	The Company shall maintain, at its own cost, comprehensive product liability insurance and general commercial liability insurance. Within thirty (30) days of the Effective Date and of the beginning of each policy period, the Company shall provide CRT with a certificate evidencing the coverage required hereby, and the amount thereof. Such insurance shall be with a reputable insurance company and shall be maintained for not less than six (6) years following the expiration/termination of this Agreement for any reason or if such coverage is of the ‘claims made’ type, for ten (10) years following the expiration or termination of this Agreement for any reason.

11.	LIMITATION OF LIABILITY

11.1	Neither Party nor the Charity, nor their respective officers, employees and agents shall have liability whether under statute or in tort (including negligence), contract or otherwise to the other Party in respect of any consequential, indirect or pure economic loss nor in any event for loss of goodwill, opportunity, profit or contract.

11.2	Nothing in this Agreement shall be construed as excluding or limiting the liability of either Party or the Charity or any of their respective officers, employees and agents to the other Party for death or personal injury of any person resulting from the negligence of such persons.

12.	TERM AND TERMINATION

12.1	This Agreement will become effective on the Effective Date and, subject to the provisions of this Clause 12, will remain effective in each country of the Territory until expiry of the obligation of the Company under Clauses 4.5 and 4.6 to pay royalties in relation to that country pursuant to this Agreement.

12.2	Without prejudice to any other rights of the Parties this Agreement may be terminated by notice in writing:

12.2.1	by either Party forthwith if the other Party shall be in material breach of any of its obligations under this Agreement and in the case of a remediable breach fails to remedy the breach within sixty (60) days of written notice containing full particulars of the breach and requiring it to be remedied;

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12.2.2	by CRT if a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed of any of the Company’s assets or undertakings or a winding-up resolution or petition is passed (otherwise than for the purpose of solvent reconstruction or amalgamation) or if any circumstances arise which entitle the Court or a creditor to appoint a receiver, administrative receiver or administrator or make a winding-up order or similar or equivalent action is taken against or by the Company by reason of its insolvency;

12.2.3	by CRT forthwith in the event that, by way of merger, acquisition or otherwise, the Company becomes a Tobacco Party; or

12.2.4	by CRT upon forty five (45) days written notice to the Company if the Company:

(a)	discontinues the development (including prosecuting application for Regulatory Authorisation) of all Licensed Products; or

(b)	after the filing of the IND, discontinues the development (including prosecuting application for Regulatory Authorisation) of one or more Licensed Product(s) in all disease indications (in which case termination shall not apply to the whole Agreement but shall be limited to such Licensed Product(s)); or

(c)	after the filing of the IND, discontinues the development (including prosecuting application for Regulatory Authorisation) of one or more Licensed Product(s) in oncology (in which case termination shall not apply to the whole Agreement but shall be limited to such Licensed Product(s) in oncology); or

(d)	fails to use its commercially reasonable efforts to obtain Regulatory Authorisation in a timely manner in all of the Major Markets, taking into account the unique aspects of the development and regulatory path for the Licensed Product, indication and market (in which case termination shall be effective only in respect of that Major Market); or

(e)	having obtained Regulatory Authorisation for a Licensed Product in a Major Market, ceases to actively market and sell such Licensed Product in such Major Market (in which case termination shall be effective only in respect of that Licensed Product in that Major Market); or

(f)	ceases to carry on business in the Field; or

(g)	without reasonable cause fails to commence sale of a Licensed Product in a Major Market within two (2) years of obtaining Regulatory Authorization to market the Licensed Product in such market; or

(h)	without CRT’s prior written consent, abandons or fails to prosecute any of the Company Patent Rights in any Major Market.

12.3	In the event of disagreement between the Parties as to whether entitlement to terminate has arisen under Clause 12.2.1 or 12.2.4, the Parties at their joint cost and expense shall obtain an Expert Opinion which shall be final as to whether it has arisen.

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12.4	For the purpose of Clause 12.2.4, the efforts and actions of the Company shall be deemed to include the efforts and actions of its Affiliates, contractors, subcontractors, licensees and sublicensees.

13.	EFFECTS OF TERMINATION

13.1	Subject to Clause 13.2, upon the termination of this Agreement for any reason:

13.1.1	other than termination by CRT pursuant to Clause 12.2.1 ,12.2.2 or 12.2.3 subject to all the terms of this Agreement (including without limitation payment of royalties), the Company shall be entitled for a period not exceeding *** following such termination to:

(a)	manufacture any of the Licensed Products to the extent necessary to satisfy orders accepted before termination; and

(b)	sell, use or otherwise dispose of any unsold stocks of the Licensed Products.

13.1.2	subject to Clause 13.1.1, the Company shall, and shall procure that all Sub-Licensees shall, cease to exploit the Licensed Intellectual Property in any way, either directly or indirectly;

13.1.3	subject to Clause 13.1.1, the Company shall, at the request and option of CRT, return or destroy CRT’s Confidential Information;

13.1.4	notwithstanding any provision of this Agreement allowing the Company credit, payment of royalties and all other sums to CRT shall become due and payable to CRT immediately upon notice of termination of this Agreement;

13.1.5	the Company shall, within fourteen (14) days of notice of termination of this Agreement provide CRT with a final written statement detailing, in respect of the time elapsed since the last statement under Clause 5.8, the matters set out in Clause 5.8;

13.1.6	other than termination by the Company pursuant to Clause 12.2.1, the Company:

(a)	subject to 13.1.6(b), shall execute with CRT an exclusive, perpetual, worldwide, sub-licensable licence under the Company Intellectual Property, Company Combination Patent Rights and New Company IP to research, develop, make, have made, market, use and sell Licensed Products, on revenue share terms to be agreed;

and in the case of Company Intellectual Property licensed to the Company under a Third Party Licence, such licence shall include a grant to CRT of a sub-licence reasonably similar to those provided for by Schedule 6 (CRT Licence) of the CTOA, and provide CRT with such assistance as CRT may reasonably request in liaising with the licensors under the Third Party Licences for the purpose of obtaining direct contractual rights with such licensors should they be so required;

(b)	at CRT’s request, upon completion of such licence, shall promptly transfer to CRT (or any person nominated by CRT) any and all documents and information in the Company’s control or possession relating to the Company Foreground Patent Rights and CRT may assume responsibility for the prosecution, maintenance and enforcement of the same; and

(c)	at CRT’s request, upon completion of such licence, shall transfer to CRT (or its nominee) any Regulatory Authorisations, Price Approvals and other permits and applications relating to Licensed Products.

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13.2	This Clause 13.2 shall not apply in the case of termination of this Agreement under Clause 12.1. In the event that this Agreement is terminated solely in respect of particular Licensed Product and/or Indication and/or Major Market, the provisions of Clause 13.1 shall apply, but solely in respect of the relevant Licensed Product, Indication and/or Major Market.

13.3	The termination of this Agreement howsoever arising will be without prejudice to the rights and duties of either Party accrued prior to termination. The following Clauses will continue to be enforceable notwithstanding termination: Clauses 1 (Definitions), 6 (Accounts), 9 (Indemnity), 10 (Insurance), 11 (Limitation of Liability), 12 (Termination), 13 (Effects of Termination), 14 (Confidentiality), 19 (Severability), 24 (Dispute Resolution) and 25 (Law and Jurisdiction).

14.	CONFIDENTIALITY

14.1	Each Party undertakes with the other that it shall keep and it shall procure that its respective directors and employees keep secret and confidential all Confidential Information belonging to or controlled by the other Party and shall not disclose the same or any part of the same to any person whatsoever other than:

14.1.1	in the case of the Company: (i) to Sub-Licensees subject to compliance with Clause 2.3.4, (ii) to potential development partners, sublicensees, and investors bound by terms of confidentiality at least as strict as those herein, and (iii) as necessary in communications with Regulatory Authorities in the Territory relating to the Licensed Products.

14.1.2	in the case of CRT to the Charity; and

14.1.3	in the case of each Party, to its directors or employees directly or indirectly concerned in the exercise of the rights granted under this Agreement.

14.2	The provisions of Clause 14.1 shall not apply to Confidential Information which CRT or the Company (as the case may be):

14.2.1	can prove to have been in its possession (other than under an obligation of confidence to the other or to a third party) at the date of receipt or which enters the public domain otherwise than through a breach of any obligation of confidentiality owed to the Party communicating such information to the other;

14.2.2	can prove it has independently developed; or

14.2.3	is required to disclose by law or by the order of a competent court, solely to the extent of such disclosure.

14.3	The provisions of this Clause 14 shall remain in force for a period of five (5) years from the expiry or termination of this Agreement

15.	ASSIGNMENT

15.1	The Company shall not without CRT’s consent assign its rights under this Agreement except in conjunction with a merger or consolidation of the Company with another business entity or the sale of all or substantially all or a substantial part of its business and related assets that includes its business in relation to the Licensed Products other than a merger or consolidation with, or a sale of assets to, a Tobacco Party and provided that Company obtains a direct covenant from the acquiring party to CRT undertaking to be bound by the terms of this Agreement.

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16.	NOTICES

16.1	Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been given:

16.1.1	upon delivery if given in person; or

16.1.2	upon confirmation of receipt if sent by facsimile (or other similar means of electronic communication such as email); or

16.1.3	(if posted to an inland destination) three (3) business days after deposit into First Class post; or

16.1.4	(If posted to an overseas destination)five (5) days after deposit into airmail post,

16.1.5	upon delivery by air delivery service;

to a Party at the address set out below for such Party or such other address as the Party may from time to time designate by written notice to the other Party.

Address of the Company
Asterias Biotherapeutics
230 Constitution Dr
Menlo Park, CA 94025
Contact:    Legal/contracts
Fax:                001 650 433 2900

Address of CRT
Angel Building
407 St. John Street
London EC1V 4AD
United Kingdom
Contact:    Chief Executive Officer
Fax:                +44 (0) 20 3014 8633

17.	WAIVER

17.1	No failure or delay on the part of either Party hereto to exercise any right or remedy under this Agreement shall be construed as or operate as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be.

18.	FORCE MAJEURE

18.1	Except in relation to obligations pursuant to Clauses 4 and/or 5, neither Party shall be liable to the other Party or shall be in default of its obligations hereunder if such default is the result of war, hostilities, revolution, civil commotion, strike, epidemic, accident, fire, wind, flood or because of any act of God or other cause beyond the reasonable control of the Party affected. The Party affected by such circumstances shall promptly notify the other Party in writing when such circumstances cause a delay or failure in performance (a “Delay”) and where they cease to do so. In the event of a Delay lasting for twenty six (26) weeks or more the non-affected Party shall have the right to terminate this Agreement immediately by notice in writing to the affected Party.

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19.	SEVERABILITY

19.1	If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms, provisions or conditions or parts thereof of this Agreement, or the application hereof to any circumstances, to be invalid or to be unenforceable in a final non-appealable order, the remainder of this Agreement and the application of such term, provision or condition or part thereof to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the other terms, provisions and conditions of this Agreement shall be valid and enforceable to the fullest extent permissible by law.

20.	ENTIRE AGREEMENT

20.1	This Agreement and the surviving clauses of the CTOA, embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral or written agreements, understandings or arrangements relating to the subject matter of this Agreement. Without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement neither Party shall be entitled to rely on any agreement, understanding or arrangement which is not expressly set forth in this Agreement unless otherwise agreed between the Parties and recorded in writing.

21.	AMENDMENT

21.1	This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

22.	PUBLIC ANNOUNCEMENTS

22.1	The text of any press release, shareholders’ report or other communication to be published or disclosed to the public in any way by or in the media concerning CRT or the Charity, the subject matter of this Agreement or concerning this Agreement itself, other than as required by law or by any Regulatory Authority or the rules of any securities exchange, shall be submitted to CRT at least seven (7) days in advance of publication for approval, such approval not to be unreasonably withheld; provided, that disclosure that repeats or restates prior public disclosure permitted by this Agreement need not be submitted to the Charity or CRT for approval.

23.	FURTHER ASSURANCE

23.1	The Parties hereby undertake to do all such other acts and things, and execute and provide all such documents at the requesting Party’s cost as may be necessary or desirable to give effect to the purposes of this Agreement.

24.	DISPUTE RESOLUTION

24.1	Insofar as this Agreement provides that a matter shall be resolved by Accountancy Opinion or Expert Opinion the opinion of such expert (who shall act as an expert and not as an arbitrator) shall be final and binding on the Parties. In the event of a Party seeking an Accountancy Opinion or Expert Opinion under this Agreement, each Party shall make written submissions to the expert so appointed and to the other Party within fourteen (14) days of the appointment. Each Party shall have seven (7) days to respond to the other’s submissions. The expert shall be requested to deliver his Accountancy Opinion or Expert Opinion within a further thirty (30) days. The costs of any Accountancy Opinion or Expert Opinion shall be borne in such proportions as the expert may determine in his opinion to be fair and reasonable in all the circumstances or, if no such determination is made in the opinion, by the Parties in equal proportions.

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24.2	It shall be a condition precedent to the commencement of any action in court or other tribunal (save an action for an interim injunction or an Expert Opinion sought under Clause 12.1) in respect of any dispute relating to this Agreement that the Parties have sought to resolve the dispute by either Party notifying the other Party in writing for resolution to the Chief Executive Officer (in the case of CRT) and the Chief Executive Officer (in the case of the Company) (or their express delegates) (the “Senior Executives”) who shall meet (whether in person or via teleconference) within twenty one (21) days of such notice to seek resolution in good faith. If the Senior Executives are unable to resolve the dispute at such meeting, either Party may pursue any remedy available to such Party at law or in equity, subject to the terms and conditions of this Agreement and the other agreements expressly contemplated hereunder.

25.	LAW AND JURISDICTION

25.1	This Agreement shall be governed by and construed in accordance with English Law and, subject to the provisions of Clauses 24.1 and 24.2, each Party agrees to submit to the exclusive jurisdiction of the English Courts (except in respect of disputes under Clause 14 where jurisdiction is non-exclusive).

26.	EXECUTION

26.1	This Agreement may be executed in any one or more number of counterpart agreements , and as scanned email attachments, and all signatures and counterparts so exchanged shall be considered as original and shall be deemed to form part of and together constitute this Agreement.

27.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

27.1	Save that the Charity, the Contributors and their and CRT’s respective officers, employees and agents in respect of Clauses 9 and 11 may enforce those respective terms, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement. Notwithstanding the provisions of this Clause, the Parties shall be entitled to amend, suspend, cancel or terminate this Agreement or any part of it in accordance with Clause 21, without the consent of any third party including those referred to in this Clause.

The Parties hereby execute this Agreement by their duly authorised representatives:

Signed by:

Name:

Title:

For and on behalf of CANCER RESEARCH TECHNOLOGY LIMITED

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Signed by:

Name:

Title:

For and on behalf of ASTERIAS BIOTHERAPEUTICS, INC

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Appendix 1
Development Plan

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Appendix 2
Executed CTOA

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Schedule 5
No Fault Compensation Scheme

Preamble

The Association of the British Pharmaceutical Industry favours a simple and expeditious procedure in relation to the provision of compensation for injury caused by participation in clinical trials. The Association therefore recommends that a member company sponsoring a clinical trial should provide without legal commitment a written assurance to the investigator — and through him to the relevant research ethics committee — that the following Guidelines will be adhered to in the event of injury caused to a patient attributable to participation in the trial in question.

1	Basic Principles

1.1	Notwithstanding the absence of legal commitment, the company should pay compensation to patient-volunteers suffering bodily injury (including death) in accordance with these Guidelines.

1.2	Compensation should be paid when, on the balance of probabilities, the injury was attributable to the administration of a medicinal product under trial or any clinical intervention or procedure provided for by the protocol that would not have occurred but for the inclusion of the patient in the trial.

1.3	Compensation should be paid to a child injured in utero through the participation of the subject’s mother in a clinical trial as if the child were a patient-volunteer with the full benefit of these Guidelines.

1.4	Compensation should only be paid for the more serious injury of an enduring and disabling character (including exacerbation of an existing condition) and not for temporary pain or discomfort or less serious or curable complaints.

1.5	Where there is an adverse reaction to a medicinal product under trial and injury is caused by a procedure adopted to deal with that adverse reaction, compensation should be paid for such injury as if it were caused directly by the medicinal product under trial.

1.6	Neither the fact that the adverse reaction causing the injury was foreseeable or predictable, nor the fact that the patient has freely consented (whether in writing or otherwise) to participate in the trial should exclude a patient from consideration for compensation under these Guidelines, although compensation may be abated or excluded in the light of the factors described in paragraph 4.2 below.

1.7	For the avoidance of doubt, compensation should be paid regardless of whether the patient is able to prove that the company has been negligent in relation to research or development of the medicinal product under trial or that the product is defective and therefore, as the producer, the company is subject to strict liability in respect of injuries caused by it.

2	Type of Clinical Research Covered

2.1	These Guidelines apply to injury caused to patients involved in Phase II and Phase III trials, that is to say, patients under treatment and surveillance (usually in hospital) and suffering from the ailment which the medicinal product under trial is intended to treat but for which a product licence does not exist or does not authorise supply for administration under the conditions of the trial.

2.2	These Guidelines do not apply to injuries arising from studies in non-patient volunteers (Phase I), whether or not they are in hospital, for which separate Guidelines for compensation already exist.

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2.3	These Guidelines do not apply to injury arising from clinical trials on marketed products (Phase IV) where a product licence exists authorising supply for administration under the conditions of the trial, except to the extent that the injury is caused to a patient as a direct result of procedures undertaken in accordance with the protocol (but not any product administered) to which the patient would not have been exposed had treatment been other than in the course of the trial.

2.4	These Guidelines do not apply to clinical trials which have not been initiated or directly sponsored by the company providing the product for research. Where trials of products are initiated independently by doctors under the appropriate Medicines Act 1968 exemptions, responsibility for the health and welfare of patients rests with the doctor alone (see also paragraph 5.2 below).

3	Limitations

3.1	No compensation should be paid for the failure of a medicinal product to have its intended effect or to provide any other benefit to the patient.

3.2	No compensation should be paid for injury caused by other licensed medicinal products administered to the patient for the purpose of comparison with the product under trial.

3.3	No compensation should be paid to patients receiving placebo in consideration of its failure to provide therapeutic benefit.

3.4	No compensation should be paid (or it should be abated as the case may be) to the extent that the injury has arisen:

3.4.1	through a significant departure from the agreed protocol;

3.4.2	through the wrongful act or default of a third party, including a doctor’s failure to deal adequately with an adverse reaction;

3.4.3	through contributory negligence by the patient.

4	Assessment of Compensation

4.1	The amount of compensation paid should be appropriate to the nature, severity and persistence of the injury and should in general terms be consistent with the quantum of damages commonly awarded for similar injuries by an English Court in cases where legal liability is admitted.

4.2	Compensation may be abated, or in certain circumstances excluded, in the light of the following factors (on which will depend the level of risk the patient can reasonably be expected to accept):

4.2.1	the seriousness of the disease being treated, the degree of probability that adverse reactions will occur and any warnings given;

4.2.2	the risks and benefits of established treatments relative to those known or suspected of the trial medicine.

This reflects the fact that flexibility is required given the particular patient’s circumstances. As an extreme example, there may be a patient suffering from a serious or life-threatening disease who is warned of a certain defined risk of adverse reaction. Participation in the trial is then based on an expectation that the benefit/risk ratio associated with participation may be better than that associated with alternative treatment. It is, therefore, reasonable that the patient accepts the high risk and should not expect compensation for the occurrence of the adverse reaction of which he or she was told.

4.3	In any case where the company concedes that a payment should be made to a patient but there exists a difference of opinion between company and patient as to the appropriate level of compensation, it is recommended that the company agrees to seek at its own cost (and make available to the patient) the opinion of a mutually acceptable independent expert, and that his opinion should be given substantial weight by the company in reaching its decision on the appropriate payment to be made.

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5	Miscellaneous

5.1	Claims pursuant to the Guidelines should be made by the patient to the company, preferably via the investigator, setting Out details of the nature and background of the claim and, subject to the patient providing on request an authority for the company to review any medical records relevant to the claim, the company should consider the claim expeditiously.

5.2	The undertaking given by a company extends to injury arising (at whatever time) from all administrations, clinical interventions or procedures occurring during the course of the trial but not to treatment extended beyond the end of the trial at the instigation of the investigator. The use of unlicensed products beyond the trial period is wholly the responsibility of the treating doctor and in this regard attention is drawn to the advice provided to doctors in MAL 3Q2 concerning the desirability of doctors notifying their protection society of their use of unlicensed products.

5.3	The fact that a company has agreed to abide by these Guidelines in respect of a trial does not affect the right of a patient to pursue a legal remedy in respect of injury alleged to have been suffered as a result of participation. Nevertheless, patients will normally be asked to accept that any payment made under the Guidelines will be in full settlement of their claims.

5.4	A company sponsoring a trial should encourage the investigator to make clear to participating patients that the trial is being conducted subject to the ABPI Guidelines relating to compensation for injury arising in the course of clinical trials and have available copies of the Guidelines should they be requested.

References

1  Guidelines for Medical Experiments in Non-patient Human Volunteers, ABPI March 1988, as amended May 1990.
2  MAL 30— A Guide to the Provisions affecting Doctors and Dentists, DHSS, (Revised June 1985)

The Association of the British Pharmaceutical Industry
12 Whitehall London SW1

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Schedule 6
CRT Licence

THIS AGREEMENT is made the________ day of _______________________20[●●]

BETWEEN:

(1)	CANCER RESEARCH TECHNOLOGY LIMITED, a company registered in England and Wales with number 1626049 with registered office at [Angel Building, 407 St. John Street, London, EC1V 4AD, England] (“CRT”); and

(2)	ASTERIAS BIOTHERAPEUTICS, INC, a Delaware company with principal place of business at 230 Constitution Drive, Menlo Park, CA 94025, USA (the “Company”).

WHEREAS

(A)	CRT, the Company and the Charity (as defined below) are parties to a Clinical Trial and Option Agreement dated [●●●] (the “CTOA”) relating to the Investigational Medicinal Product (as defined in the CTOA).

(B)	Pursuant to clause 7.5 of the CTOA, the Company has agreed to licence the Company Intellectual Property (as defined below) and grant sub-licences under the Third Party Licences (as defined below) in return for a share of any revenue generated by CRT from the commercial exploitation of such intellectual property rights upon the terms and conditions set out below.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement except where the context requires otherwise, the following words and expressions shall have the following meanings:

“Charity”	means Cancer Research UK, a charity registered under number 1089464 of Angel Building, 407 St. John Street, London EC1V 4AD, England.
“Clinical Trial”	has the meaning given in the CTOA.
“Company Background Intellectual Property”
means those elements of the Company Intellectual Property with broad potential application within and outside the Field including the Company Combination Patent Rights and the Company Intellectual Property specified in Annexes 1A, 2A and 3A.

“Company Combination Patent Rights”
means those Patent Rights of the Company which claim the use of the Product or Investigational Medicinal Product in combination with one or more other anti-cancer agents and  all Patent Rights deriving priority there from.

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“Company Foreground Intellectual Property”	means those elements of the Company Intellectual Property with applications solely or primarily within the Field including the Company Intellectual Property specified in Annexes 1B, 2B and 3B.
“Company Intellectual Property”	means the Company Owned Patent Rights and all rights in the Company Materials, the Investigational Medicinal Product and the Company Know-How.
“Company Know-How”
means: (a) any Know How of the Company that was disclosed by the Company to the Charity pursuant to the Technology Transfer Plan and/or the CTOA; (b) any Know How described in Annex 2; and (c) such other Know How of the Company relating to the Investigational Medicinal Product (and any constituents thereof) or any Related Product including but not limited to: (i) any safety and toxicological data; (ii) information relating to manufacturing/production; (iii) information relating to quality; (iv) information relating to safe and proper handling, storage and use; and (v) any information which would in any way improve the prospects for its commercialisation.

“Company Materials”	means Materials owned by the Company which are necessary or useful to generate the Product, a Related or the Investigational Medicinal Product, more particularly described in Annex 3.
“Company Owned Patent Rights”
means (i) those Patent Rights listed in Annex 1; (ii) those Patent Rights of the Company which would be infringed by the unauthorised manufacture, use or sale in, or importation into, the relevant country of the Investigational Medicinal Product, Product or Related Products; (iii) the Company Combination Patent Rights and (iv) all Patent Rights deriving priority from (i), (ii) and (iii).

“Control”	has the meaning given in the CTOA.

“Direct Costs”
means any external costs and expenses incurred from time to time by or on behalf of CRT in filing, prosecuting, maintaining, enforcing, defending and exploiting the Company Intellectual Property, including without limitation:
i.          all charges paid by CRT pursuant to Clause 6.2;
ii.         official patent filing, prosecution, maintenance and renewal fees;
iii.       all patent agents, legal, accounting and other professional fees and expenses;
iv.       travel and other out-of-pocket expenditure;
v.        courier charges and third party printing costs;
vi.       any non-recoverable taxes or charges including Value Added Tax which may be imposed; and
vii.      all charges paid by CRT pursuant to Clause 2.3.

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“Effective Date”	means the date of this Agreement.
“Exclusive Third Party Licences”	means those licences listed in Annex 4A.
“Field”	means the use of the Product and any Related Product(s) in immunotherapy applications using ***, for the treatment, prophylaxis, prevention and/or cure of human disease and conditions.
“Gross Revenue”
means any and all sums (or other consideration of monetary value) received by CRT from time to time in respect of the commercial exploitation of the Investigational Medicinal Product, Product or Related Products. For the avoidance of doubt, Gross Revenue shall exclude any sums received by CRT for the purpose of further research and/or development of the Investigational Medicinal Product.

“Investigational Medicinal Product” or “IMP”	has the meaning given in the CTOA.
“Intellectual Property Rights”
means all Patent Rights, Know-How, copyright, database rights, design rights, moral rights, rights in trade names, logos and trade and service marks, domain names, rights in Materials and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of them which may subsist anywhere in the world, whether or not any of them are registered including any application for registration of any of them.

“Know-How”	has the meaning given in the CTOA.
“Licence”	has the meaning given in the CTOA.
“Materials”	has the meaning given in the CTOA.
“Net Revenue”	means Gross Revenue less Direct Costs.
“Non-Exclusive Third Party Licences”	means those licences and sublicences listed in Annex 4B.

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“Party”	means either party to this Agreement and “Parties” means both of them.
“Patent Rights”	has the meaning given in the CTOA.
“Product”	has the meaning given in the CTOA.
“Related Product”	has the meaning given in the CTOA.
“Technology Transfer Plan”	has the meaning given in the CTOA.
“Third Party Background Intellectual Property”	means those elements of the Intellectual Property Rights licensed under the Third Party Licences with broad potential application within and outside the Field.
“Third Party Foreground Intellectual Property” “Third Party Foreground Patent Rights”
means those elements of the Intellectual Property Rights licensed under the Third Party Licences with applications solely or primarily within the Field.

means those elements of the Patent Rights licensed under the Third Party Licences with applications solely or primarily within the Field.

“Third Party Licences”	means the Exclusive Third Party Licences and the Non-Exclusive Third Party Licences.

“Third Party Licence Costs”
means those milestone, royalty and other payments listed in Annex 5 (including any apportionment formulas or details) in respect of the Third Party Licences, in each case to the extent that the same becomes payable by the Company to the relevant third party licensor as a direct result of an act of CRT or its sub-licensee in the exercise of its rights pursuant to this Agreement.

1.2	The headings in this Agreement are for convenience only and shall not affect its interpretation. Unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality. References to the words “include” or “including” shall be construed without limitation to the generality of the preceding words.

2.	LICENCE

2.1	Pursuant to clause 7.5 of the CTOA, and in consideration of the provisions of Clauses 4 and 6, the Company hereby grants to CRT:

2.1.1	a*** under the Company Intellectual Property; and

2.1.2	an exclusive worldwide sub-licensable (through multiple tiers of sub-licences) sublicence under the hTERT Licensed Patents; and

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2.1.3	a*** under the University of Western Ontario Licensed Patents; and

2.1.4	a*** under the Isis Licensed Patents; and

2.1.5	a *** under the Merix/Duke Licensed Patents; and

2.1.6	a *** under the Merix/Rockefeller Licensed Patents; and

2.1.7	a*** under the Immunomic/JHU Licensed Patents,

in each case subject to the terms and conditions described in Clause 6 below and further detailed in Annex 6, to research, develop, make, have made, import, use and sell Products and Related Products in the Field in the Territory.

2.2	The *** Licences prohibit further sublicensing without the consent of the licensor. The Company agrees to work with CRT and third party licensors under these Third Party Licences to attempt to obtain expanded sublicense rights as requested by CRT to facilitate the development and commercialization of Products and Related Products. If such expanded sublicensing rights cannot be negotiated with licensors, the Company will, to the maximum extent allowed under the applicable Third Party Licences, directly sublicense any third party CRT reasonably requests in order to facilitate the timely development and commercialization of Products and Related Products.

2.3	Subject to the restrictions and preapproval procedures described in Sections 2C and 4C of the WARF License and Annex 6, the Company agrees to directly sublicense any third party CRT reasonably believes to require a sublicence under the WARF License in order to facilitate the timely development and commercialization of Products and Related Products, provided however that CRT or such third party shall be responsible for payment of any sublicensing fees incurred as a result of such sublicence.

2.4	Those terms and provisions of any Third Party Licence that are required by the Third Party Licence to be referenced or included in a sublicence or sub-sublicence, as listed in Annex 6, are hereby incorporated into this Agreement by reference. CRT and the Company agree to amend this Agreement to add to this Agreement any provision of a Third Party Licence that the licensor or sublicensor may reasonably require to be so added under the terms of a Third Party Licence.

2.5	The Company agrees to disclose to CRT any Company Know-How and Know-How related to the IMP, the Product, or any Related Product licensed under a Third Party Licence that was not already disclosed to CRT pursuant to the CTOA within three (3) months of the Effective Date and agrees that the Company Know-How may be used by CRT and anyone to whom CRT discloses the Company Know-How and that, for so long as it is exclusively licensed to CRT under this Agreement, the Company shall not disclose the Company Know-How or Know-How licensed under a Third Party Licence to any third party for use within the Field, or use the same in any internal research programme within the Field.

2.6	The Company either has or agrees to transfer the Company Materials and those Materials licensed under a Third Party Licence (the “Third Party Materials”) listed in Annex 3C to CRT (or any third party nominated by CRT) within three (3) months of the Effective Date and agrees that the Company Materials and Third Party Materials may be used by CRT and any third party authorised by CRT and that, for so long as it is exclusively licensed to CRT under this Agreement, the Company shall not transfer any Company Materials or Third Party Materials to any third party or use the same in any internal research programme within the Field.

5

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2.7	At CRT’s request, the Company shall negotiate with CRT in good faith on reasonable commercial terms a sub-licensable licence in respect of any Intellectual Property Rights which come under the Control of the Company after the Effective Date and which may be necessary and/or useful for the development and/or commercial exploitation of the Company Intellectual Property, and the Intellectual Property licensed under the Third Party Licences, in the Field.

2.8	CRT and its sublicensees shall not use any Company Materials, Third Party Materials or Products for any purpose outside that permitted by this Agreement, and will not use Company Materials or Third Party Materials to perform any of the following experiments: (a) intermixing of Company Materials or Third Party Materials with an intact embryo, either human or nonhuman; (b) implanting Company Materials or Third Party Materials in a uterus, or (c) attempting to make whole embryos by any method.

2.9	The Company hereby represents and warrants that as at the date of this Agreement:

2.9.1	other than the Third Party Licences, it does not have an extant licence or right to acquire a licence for Intellectual Property Rights within the Field that has been or may be granted to it or an Affiliate of the Company by a third party; and

2.9.2	CRT has been provided with complete (other than as visibly redacted) and accurate copies of the Third Party Licences, including all variations that have been made to them.

2.10	The Company undertakes not to make any variations to the Third Party Licences without the prior written consent of CRT.

2.11	If any Third Party Licence is liable to be, or is summarily terminated, the Company shall give as much notice as practicable to CRT and at CRT’s request use its commercially reasonable endeavours to facilitate a continuance and an assignment of the Third Party Licence to CRT.

3.	ASSISTANCE AND FURTHER ASSURANCE

3.1	The Company hereby agrees to promptly provide to CRT or its nominated patent agent all documents relating to the filing, prosecution and maintenance of the Company Foreground Patent Rights and, to the extent that it has the right to such documents under the relevant Third Party Licence, the Third Party Foreground Patent Rights licensed under the Exclusive Third Party Licences.

3.2	The Company agrees to assist CRT and any third party that CRT may nominate in understanding and using the Company Know-How, the Company Materials and the Know-How and Materials licensed under Third Party Licences and to assist CRT and any such third party in relation to any further development of the Product, Investigational Medicinal Product or any Related Product and any regulatory application in relation thereto (including without limitation and to the extent that the Company may lawfully do so by the provision of information that may be requested from time to time in relation to the origin, development, and distribution by the Company to any third parties of the Product).

3.3	The Company will maintain and will not terminate any Third Party Licence without the prior written agreement of CRT.

4.	REVENUE SHARE

4.1	CRT and the Company shall share Net Revenue in the following proportions:

6

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

CRT                          ***;
Company             ***.

4.2	In the event that any Gross Revenue is received by CRT as part of the consideration for the grant of rights which include rights other than those in respect of Company Intellectual Property or licensed under the Third Party Licences, CRT shall apportion the consideration as between on the one hand, the rights granted in respect of the Company Intellectual Property and, on the other, any other rights granted, in such manner as is fair and reasonable.

4.3	If CRT receives any non-monetary consideration in respect of the commercial exploitation of the Company Intellectual Property (such as company stocks and shares), (i) prior to entering into any agreement providing for the payment of non-monetary consideration, CRT shall obtain the express written consents of Third Party Licensors for such non-cash payments as required under the relevant Third Party Licences and (ii) such non-monetary consideration shall not form Gross Revenue until CRT has received cash proceeds from the disposal or other realisation of such consideration. CRT shall at its sole discretion determine the timing of and price for any such realisation. For the avoidance of doubt, any dividend or similar monetary consideration received in respect of such non-monetary consideration shall form Gross Revenue.

5.	MANAGEMENT AND EXPLOITATION

5.1	The filing, prosecution, maintenance, enforcement and defence of any Company Foreground Intellectual Property and further development and commercial exploitation thereof shall be at the sole cost and discretion of CRT.

6.	THIRD PARTY LICENCES

6.1	To the extent that the Company has such rights under the relevant Third Party Licence, the Company agrees that the right to control the filing, prosecution, maintenance, enforcement and defence of any Third Party Foreground Intellectual Property, or to procure that the relevant licensor(s) under the Third Party Licence(s) does so, shall be transferred to CRT. To the extent that the control of any such Third Party Foreground Intellectual Property is transferred to CRT it will comply with the patent management provisions of the relevant Third Party Licence as identified in Annex 6.

6.2	CRT will be responsible for paying to the Company any signing fee, royalty fee, milestone payment, sub-licence fee, annual payment or other similar fee payable directly as a result of developing, out-licensing, marketing or selling Products and/or Related Products in the Field by CRT or its sub-licensees pursuant to this Agreement that the Company is obliged to pay under the Third Party Licences solely as a result of the said activities by CRT or its sub-licensees. Any such fees that relate to both activities under this Licence by CRT or its sub-licensees and to activities of or on behalf of the Company (whenever commenced) outside of the Field shall be subject to appropriate apportionment between CRT and the Company on a fair and equitable basis which the Parties shall agree at the time. The Company shall keep CRT informed in a timely manner of the Company’s activities that have a bearing on the rights and obligations of CRT under this clause. For the avoidance of doubt (subject to CRT’s right to require apportionment of fees between CRT and the Company as mentioned above in this clause 6.2) CRT shall have responsibility under and in accordance with this Clause 6.2 for the Third Party Licence Costs but shall not have liability for any penalties, costs or charges that are payable under the relevant Third Party Licence as a result of any negligence or breach of contract by the Company. CRT shall not be obliged to deal with the sub-licensors under the Third Party Licences directly, and provided that CRT has made the payments to the Company of the payments mentioned above in this Clause 6.2, CRT shall have no further liability and shall be indemnified by the Company in respect of any claim made by a sub-licensor regarding the same. CRT acknowledges that it has been provided with a redacted copy of the WARF License and unredacted copies of the other Third Party Licences, and is aware of the payment obligations thereunder.

CRT will notify the Company:

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6.2.1	on becoming aware of the achievement of any milestone event that triggers Third Party Licence Costs; and

6.2.2	on receipt of sales data and royalty payments from a sub-licensee in respect of which royalty based Third Party Licence Costs are payable, and will provide the Company with a copy of the relevant sales data received from CRT’s sub-licensee to enable the Company to comply with its financial reporting obligations under the Third Party Licences.

6.3	CRT will pay to the Company the sums that CRT is obliged to pay to the Company pursuant to Clause 6.2 above in a timely manner so as to avoid the Company making late payment under the relevant Third Party Licence. Company will provide CRT with a copy of any invoice it receives for costs payable by CRT under any Third Party Licence, and CRT will make payment under any such properly due and payable invoices within thirty (30) days of receipt.

6.4	CRT will be responsible for fulfilling or obligating its sub-licensee(s) to fulfil any diligence and development reporting obligations under the Third Party Licences [as identified in Appendix 6]. CRT acknowledges that it has been provided with a redacted copy of the WARF License and unredacted copies of all other Third Party Licences, and is aware of the diligence and development reporting obligations thereunder.

6.5	Any payments or other contractual obligations of the Company owed to a third party that are not covered by Clauses 2.3, 6.1, 6.2, and 6.3 and 6.4 will remain the exclusive responsibility of the Company, whether or not connected to the rights granted to CRT under this Agreement.

6.6	The Company will as soon as reasonably possible (and in any event within seven (7) days) notify CRT if it becomes aware that it has breached the terms of any Third Party Licences or otherwise becomes aware of any acts or omissions which would give one or more of its licensors the right to terminate a Third Party Licence.

6.7	CRT will require as a term of any sub-licence of rights to commercialise Products or Related Products that the sub-licensee maintains levels of insurance coverage or a scheme of self insurance that is appropriate to cover the sub-licensees intended activities in respect of Products and/or Related Products.

6.8	CRT will endeavour to procure from any sub-licensee(s) to which it intends to grant rights to commercialise Products or Related Products indemnities in favour of the licensors under the Third Party Licences that are consistent with those provided by the Company. In the event that CRT is unable to procure such indemnities from a prospective sub-licensee and is not willing or able to provide them its self it will not enter into such sub-licence without the prior written agreement of the Company.

8

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

7.	CONFIDENTIALITY

7.1	Subject to the other provisions of this Clause 7, each Party undertakes that both during and after termination of this Agreement, it will keep confidential and not disclose to any person other than to its officers, employees or professional advisors whose province it is to know, any confidential proprietary information of the other Party disclosed to or obtained by it in connection with this Agreement. For these purposes, Company Know-How shall be deemed to be the confidential information of CRT but only to the extent such Company Know-How pertains solely or directly to the Product or a Related Product and the Field. Additionally, subject to the provisions of Clause 7.2, any information of the Charity (and any charitable body succeeding to it) disclosed to or obtained by the Company in connection with this Agreement shall be deemed to be the confidential information of the Charity.

7.2	With the exception of Company Know-How which the Company shall keep confidential in accordance with Clause 7.1 and information that is required to be treated as confidential under the CTOA, Clause 7.1 shall not apply to:

7.2.1	information which is or was already known to the receiving Party at the time of disclosure under this Agreement, as shown by the receiving Party’s written records, without any obligation to keep it confidential;

7.2.2	information which at the time of being disclosed or obtained by the receiving Party under this Agreement or at any time thereafter, is published or otherwise generally available to the public other than due to default by the receiving Party of its obligations hereunder; or

7.2.3	information which is required to be disclosed by a competent Court or regulatory authority or otherwise by applicable law or statute or any rule or regulation of any Regulatory Authority or other government or administrative agency or authority, to the extent of such disclosure, provided that the receiving Party shall give notice of such disclosure as soon as reasonably practicable.

7.3	Clause 7.1 above shall not apply to the use or disclosure of any information by any Party for the purpose of exercising or enforcing its rights under this Agreement.

7.4	Each Party will ensure that all personnel and third parties to whom confidential information of another Party is disclosed are informed of the provisions of this Clause 7.

7.5	So long as this Agreement remains in effect, as between CRT and the Company only, clause 5 of the CTOA shall cease to operate and this Clause 7 shall replace and supersede the obligations and rights of CRT and the Company only under such clause 5 of the CTOA. In the event that the Company exercises the Second Option under Clause 9 and this Agreement terminates, the terms of the Licence shall apply.

8.	WARRANTIES

8.1	The Company represents and warrants to CRT that to the best of its knowledge and belief:

8.1.1	it is not aware of any inventors of the Company Owned Patent Rights other than the inventors named therein;

8.1.2	it is the legal and beneficial owner of the Company Intellectual Property free of any third party rights or encumbrances other than those of the Geron Royalty Agreement effective October 1, 2013, a copy of which has been provided to CRT;

9

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

8.1.3	no claims of infringement of intellectual property rights owned or controlled by any third party have been made or threatened against the Company with respect to the Intellectual Property Rights licensed hereunder;

8.1.4	it has not and will not enter into any Agreement which prevents it fulfilling its obligations under this Agreement;

8.1.5	it has not done anything whereby the whole or any part of the rights licensed under the Agreement might be invalidated or registration of them refused;

8.1.6	the manufacture, use and possession of the Investigational Medicinal Product by CRT or any person authorised by CRT, in each case in accordance with the terms of this Agreement, shall not infringe the rights (including without limitation any Intellectual Property Rights) of any third party;

8.1.7	it is not aware of the existence of any fact or circumstance that may materially affect the successful development and commercialisation of the Product;

8.1.8	it has the full right, power and authority, and has obtained all approvals or consents necessary to grant the rights under the Third Party Licences as provided under this Agreement;

8.1.9	the Third Party Licences are the only third party licences held by the Company in respect of the manufacture, possession and use the IMP and the rights granted to CRT under this Agreement;

8.1.10	there are no outstanding breaches of the Third Party Licences by the Company;

8.1.11	there are no acts or omissions on the part of the Company which would give one or more of its licensors the right to terminate a Third Party Licence, either now or at a later date; and

8.1.12	it is entitled to make the Company Materials and the Materials licensed under the Third Party Licences available to CRT for the purposes of this Agreement.

8.2	Nothing in this Agreement shall be treated as imposing on CRT any liability to the Company in relation to the further development and commercial exploitation of the Investigational Medicinal Product or the Company Intellectual Property.

9.	DURATION AND REVERSION OF RIGHTS

9.1	Subject to the remainder of this Clause 9, this Agreement shall come into force on the Effective Date and shall extend for so long as CRT has the potential to receive Gross Revenue.

9.2	In the event that CRT has not, within *** of the Effective Date either (i) found a commercial partner that has commenced and is continuing diligent effort to develop and/or commercialize the Product or any Related Product; or (ii) initiated or is not continuing diligent further development of the Product or any Related Product using its own (or the Charity’s) resources then:

10

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

9.2.1	the rights granted to CRT to the Company Background Intellectual Property and the Third Party Background Intellectual Property will terminate and revert to the Company;

9.2.2	CRT’s obligations in respect of the Company Background Intellectual Property and the Third Party Background Intellectual Property, including those under Clauses 6.2 and 6.3, will terminate and revert to the Company;

9.2.3	the Company will have a renewed option (the “Second Option”) exercisable within *** from the date of termination of CRT’s licence rights to the Company Background Intellectual Property and Third Party Background Intellectual Property (the “Second Option Period”) to enter into the Licence with a *** reduction to the financial consideration payable to CRT under clause 4 of the Licence. If the Company exercises its Second Option by written notice to CRT and enters into the Licence within the Second Option Period this Agreement will terminate;

9.2.4	if CRT has a bona fide offer from a third party to enter into a licence agreement in respect of the Clinical Trial Results, Company Foreground Intellectual Property and/or Third Party Foreground Intellectual Property during the Second Option Period CRT will provide the Company with written notice of its intention enter into such licence and the Company will have *** from the date of such notice to exercise its Second Option by written notice to CRT and, if it does so, a further *** to enter into the Licence. If the Company does not exercise its Second Option and enter into the Licence within such time periods the Second Option will lapse and Clause 9.2.5 will apply;

9.2.5	if the Company does not exercise the Second Option and enter into the Licence within the Second Option Period CRT will be free to continue to sub-licence or otherwise utilise the Clinical Trial Results, Company Foreground Intellectual Property and/or Third Party Foreground in accordance with the terms of this Agreement. In the event that CRT finds a commercial partner or development route for the Company Foreground Intellectual Property for which a licence under the Company Background Intellectual Property and/or Third Party Background Intellectual Property would be necessary or useful, in so far as the Company is still reasonably able to grant such rights, the Company will do and CRT’s rights and obligations in respect of such Company Background Intellectual Property and/or Third Party Background Intellectual Property under this Agreement will be re-instated; and

9.2.6	if this Agreement terminates CRT shall, and shall require all of its sublicensees to, within thirty (30) days return to the Company or destroy (by a method specified by the Company) and at the Company’s cost and expense any remaining quantities of the Company Materials and/or Confidential Information of the Company in the possession or control of CRT and its sublicensees.

10.	GENERAL

10.1	The surviving terms and conditions of the CTOA shall, in accordance with its terms, continue in full force and effect.

10.2	This Agreement shall be governed by and construed in accordance with English law and each Party agrees to submit to the exclusive jurisdiction of the English courts (except in respect of disputes under Clause 7 where jurisdiction is non-exclusive).

11

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

IN WITNESS whereof this document is executed by the parties on the date stated at the beginning of this Agreement through their authorised signatories

Signed by:

Name:

Title:

For and on behalf of CANCER RESEARCH TECHNOLOGY LIMITED

Signed by:

Name:

Title:

For and on behalf of ASTERIAS BIOTHERAPEUTICS, INC

12

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

ANNEX 1A
COMPANY BACKGROUND PATENT RIGHTS

PATENT/ APPLICATION NUMBER	TITLE	TERRITORY	FILING DATE

ANNEX 1B
COMPANY FOREGROUND PATENT RIGHTS

PATENT/ APPLICATION NUMBER	TITLE	TERRITORY	FILING DATE

ANNEX 2A
COMPANY BACKGROUND KNOW-HOW

ANNEX 2B
COMPANY FOREGROUND KNOW-HOW

ANNEX 3A
COMPANY BACKGROUND MATERIALS

ANNEX 3B
COMPANY FOREGROUND MATERIALS

ANNEX 3C
THIRD PARTY MATERIALS

ANNEX 4A
EXCLUSIVE THIRD PARTY LICENCES

13

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Exclusive License Agreement between Geron Corporation and Isis Innovation Limited effective March 23, 2006, which was subsequently assigned by Geron Corporation to Company effective October 1, 20131

Exclusive License Agreement between Geron Corporation and The University of Western Ontario effective January 30, 2009, as amended January 30, 2011 and January 11, 2012, and subsequently assigned by Geron Corporation to Company effective October 1, 2013.2

Exclusive License Agreement between Geron Corporation and Immunomic Therapeutics Inc effective October 31, 2006, which was subsequently assigned by Geron Corporation to Company effective October 1, 2013.3

1Isis Innovation Limited retains rights to use the Licensed Technology and any Improvements (including those by the licensee), as defined in the Exclusive License Agreement, for academic and research purposes

2The University of Western Ontario retains rights to use the licensed patents for teaching and other non-commercial uses.

3Exclusive rights are for use with ***

ANNEX 4B
NON-EXCLUSIVE THIRD PARTY LICENCES

Non-Exclusive License Agreement between Company and the Wisconsin Alumni Research Foundation, effective October 7, 2013
Exclusive License Agreement between Geron Corporation and Argos Therapeutics (formerly Merix Biosciences, Inc.) effective March 6, 2004, and subsequently assigned (along with sublicenses described below) by Geron Corporation to the Company effective October 1, 2013.4
Patent Assignment Agreement Dated as of August 1, 2002 Between Merix and Gerold Schuler (regarding cryoconservation and generation of dendritic cells in closed systems).4
Patent Assignment Agreement Dated as of August 1, 2002 Between Merix and Gerold Schuler (regarding Cd4+ Cd25+ Reg T Cells).4
Patent Assignment Agreement dated as of June 26, 2001 Between Merix and Gerold Schuler.4
Exclusive License Agreement Between Merix. and Duke University Effective as of January 10, 2000, as Amended as of July 28, 2003.5
Exclusive License Agreement Between Merix and the Rockefeller University Effective as of June 27, 2001, as Amended as of June 29, 2001.6

4The rights under this license are “co-exclusive” with Argos Therapeutics (formerly Merix Biosciences, Inc.)

14

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

5Sublicensed by Argos Therapeutics (formerly Merix Biosciences, Inc.) to Geron Corporation.  The sublicense are “co-exclusive” with Argos Therapeutics

6Sublicensed by Argos Therapeutics (formerly Merix Biosciences, Inc.) to Geron Corporation.  The rights to certain patents are non-exclusive in that they are shared with third parties named in the license agreement, and the rights to all patents are “co-exclusive” with Argos Therapeutics.

ANNEX 5
THIRD PARTY LICENCE COSTS

15

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Annex 6
Sublicensing Terms of Third Party Licences under CRT Licence

16

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 7
Third Party Licences and Payments

The entire content of this Schedule 7 is subject to and to be interpreted in accordance with the consent letters tabulated immediately below which consent letters vary certain of the respective in- licences that are referred to in this Schedule 7:

Item No.	Name of Head Licensor	Date of Original Licence	Licensed Technology	Date of Consent Letter
1	Isis Innovation Ltd	March 23, 2006	Isis Licensed Patents	1st July 2014
2	Wisconsin Alumni Research Foundation	October 7, 2013	WARF Intellectual Property	28th August 2014
3	John Hopkins University	September 26, 2006 (Head License from JHU to Immunomic) October 31, 2006 (sublicense from Immunomic to Asterias)	Immunomic Licensed Patents	5th September 2014

Schedule 7A:  Sublicensing Terms of Third Party Licences under CTOA

Licensed Technology (CTOA Section Reference)	Underlying Third Party Agreement(s)	Language incorporated by reference	Other sublicensing terms & conditions (Section reference from underlying agreement)
hTERT Licensed Patents (6.1.2)
Exclusive Sublicense Agreement between Geron Corporation and Asterias Biotherapeutics, effective October 1, 2013

Intellectual Property License Agreement between Geron Corporation and University Technology Corporation, effective December 9, 1996
		n/a	***

1

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

University of Western Ontario Licensed Patents (6.1.3)	License Agreement between Geron Corporation and University of Western Ontario, effective January 30, 2009 (assigned to Asterias by Geron effective October 1, 2013)	n/a	***
Isis Licensed Patents (6.1.4)	Exclusive License Agreement between Geron Corporation and Isis Innovation Ltd, effective March 23, 2006 (assigned to Asterias by Geron effective October 1, 2013)	***	***
Merix/Duke Licensed Patents (6.1.5)

Exclusive License Agreement between Geron Corporation and Merix Bioscience, effective March 6, 2004 (assigned to Asterias by Geron effective October 1, 2013)

License Agreement between Duke University and Merix Bioscience, effective January 10, 2000

		n/a	***
Immunomic Licensed Patents (6.1.6)
Exclusive License Agreement between Geron Corporation and Immunomic Therapeutics Inc effective October 31, 2006 (assigned to Asterias by Geron effective October 1, 2013)

License Agreement between Johns Hopkins University and Immunomic Therapeutics, effective September 26, 2006
		***	***

2

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

WARF Intellectual Property (6.1.7)	Non-exclusive License Agreement between Asterias Biotherapeutics and the Wisconsin Alumni Research Foundation, effective October 7, 2013	***

3

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 7B  Summary of Third Party Licence Payments payable by CRT1

Agreement	Licensed IP	Milestone payments	Royalties/Revenue Share	Other financial obligations
WARF License	WARF Patents, Wisconsin Materials	***	***	***
hTERT License	hTERT Licensed Patents	***	***	***
Royalty Agreement between Asterias Biotherapeutics and Geron Corporation, effective October 1, 2013
Company Owned Patent Rights listed in Schedule 1A

University of Western Ontario Licensed Patents

Isis Licensed Patents

Merix/Duke Licensed Patents

Merix/Rockefeller Licensed Patents

Immunomic/JHU Licensed Patents

		***	***	***
Merix License	Sublicense under Merix/Duke Licensed Patents Sublicense under Merix/Rockefeller Licensed Patents	***	***	***

4

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Duke License	Merix/Duke Licensed Patents	***	***	***
Rockefeller License	Merix/Rockefeller Licensed Patents	***	***	***
Immunomic License	Sublicense under Immunomic/JHU Licensed Patents	***	***	***
University of Western Ontario	University of Western Ontario Licensed Patents	***	***	***
Isis Innovation Ltd	Isis Licensed Patents	***	***	***

1The parties agree that the foregoing is a summary for convenience only.  Although every attempt has been made to make the following summary as accurate and complete as possible, summarizing contractual terms can result in inaccuracies or incomplete information.
***

5

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 8
Development Work Plan

***
Asterias will perform method development with minimal qualification with the expectation that that CR-UK or a designated analytical facility would perform the qualifications. Analytical in-process and non-qualified release assay protocols will be transferred to CR-UK or a designated analytics facility.

Technology Transfer
As is referenced in the agreement Asterias will collaborate with CR-UK to develop an appropriate Technology Transfer Plan to assure a successful transfer of the AST-VAC2 process.

Based upon the achievement of the Phase I development criteria, Asterias will provide documentation and select materials for the AST-VAC2 project. Documentation includes any specified development reports, a process description and flow diagrams; ***; equipment, materials and reagent lists, and supplier information.

Training on the AST-VAC2 process and analytical protocols at Asterias will be initiated at a time and schedule that is documented in the Technology Transfer Plan and compatible to CR-UK’s schedule for a successful transferal of information and selected materials.

Proposed Time Lines
The following represents a projected schedule and sequence of events for the development and tech transfer of the AST-VAC2 process to CR-UK (Figure 1).

1

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Figure 1: Proposed Time Line
***

2

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Milestones & Deliverables:
Table 1: Milestones
***

Asterias will supply monthly updates discussing data and progress toward agreed upon development objectives as well as any foreseen critical issues.

Based on the Technology Transfer Plan referenced in the agreement, Asterias deliverables will include the following as part of the transfer of the AST-VAC2 process:

•	Working Cell Bank vials (***)
•	Regulatory history files on lines and bank
•	Available RNA plasmid vials
•	Process Description
•	Process Flow Diagram(s)
•	Equipment lists
•	Bill of Materials
•	Reagent Preparation-Protocols and Forms
•	Analytical Method Protocols
•	Stage I, II & III protocols

A final technology transfer summary may also be considered to realize the completion of the technology transfer milestone(s).  The Technology Transfer Plan will contain the summation of the on-site training plan as well as the results of the receiving site’s independent process run.

Additional requirements can be detailed in the Technology Transfer Plan.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 9
Additional Studies

•	In tumour biopsies collected during surgical resection:
o	***
•	In blood samples collected after the commencement of therapy and up until surgical resection:
o	***
o	***
•	Scale-up runs performed by the Charity for technology transfer of AST-VAC2 process

•	Engineering run for AST-VAC2 manufacture performed by the Charity prior to manufacture of cGMP batch of AST-VAC2 IMP

•	cGMP manufacturing of AST-VAC2 IMP by the Charity

•	Studies performed by the Charity to assess and qualify the *** used for the final production of AST-VAC2

•	Studies performed by the charity to qualify the use of AST-VAC2 release assays at the Charity

•	In process, release, and stability testing of AST-VAC2 IMP performed by the Charity

For the avoidance of doubt, all references in this Schedule 9 to anything done “by the Charity” shall be construed as including anything done on behalf of or at the instruction of the Charity.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 10
Form of Progress Report

Project XXXXXXXX: <Month Year> DDO Monthly Project Report

Confidential

<Enter Phase> Phase – Current Status:	Project Phase Transition	Project Phase End Point	Forecast / Actual Date & Traffic Light
		NAC approval	XX/XX/XX
	Exploratory	Exploratory Criteria met & approved	XX/XX/XX
	Pre-Clinical & Trial Preparation	CTA submission	XX/XX/XX
	Study Set Up	1st Site Open Notification	XX/XX/XX
	Study Open	LPFV	XX/XX/XX
	Study Closedown	Final CSR	XX/XX/XX
	Study Archive	Archive	XX/XX/XX

Key Project Activities This Month	Key Project Activities for Next Month	Significant issues / risks and potential impact	Mitigation of Significant issues / risks and potential impact
1. 2. 3. 4. 5.	1. 2. 3. 4. 5	1. 2. 3. 4. 5.	1. 2. 3. 4. 5.

Alert message:

If you have any questions concerning the clinical trial, please contact <name> (Clinical Study Manager). For other project-related questions, please contact <name> (Project Manager).

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Exchange Act of 1934, as amended.  Confidential Portions are marked: [***].

Schedule 11
Clinical Protocol Summary

Indication	***
Number of patients	***
Number of administrations per patient	***
Dose per administration	***
Primary endpoints	***
[Secondary endpoints]	*** ***
Major inclusion criteria	***

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